     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY   , 1999

                                                         REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           ONE ECOMMERCE CORPORATION
                 (Name of small business issuer in its charter)

                         ------------------------------

            NEVADA                           7310                  87-0531751
  (State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Code No.)      Identification
                                                                      No.)

                               THE AUSTIN CENTRE
                         701 BRAZOS STREET, 10TH FLOOR
                              Austin, Texas 78701
                                 (512) 615-5000

         (Address and telephone number of principal executive offices)

                                DAVID B. CAROLAN
                            CHIEF EXECUTIVE OFFICER
                               THE AUSTIN CENTRE
                         701 BRAZOS STREET, 10TH FLOOR
                              AUSTIN, TEXAS 78701
                                 (512) 615-5000
           (Name, address and telephone number of agent for service)

                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                                  GARY KISSIAH
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        816 Congress Avenue, Suite 1900
                              Austin, Texas 78701

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF          AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
  SECURITIES TO BE REGISTERED     BE REGISTERED          PER UNIT       OFFERING PRICE(1)    REGISTRATION FEE
Warrants and Common Stock,
  $.001 par value per share...      4,728,420             $6.00            $28,370,520            $7,887

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY   , 1999

PROSPECTUS

                       4,728,420 WARRANTS AND UNDERLYING
                             SHARES OF COMMON STOCK
                           ONE ECOMMERCE CORPORATION

                             ---------------------

    We are distributing 4,728,420 Warrants to our shareholders of record on August 1, 1999 except certain of our principal shareholders who have waived their rights to receive Warrants. Each Warrant entitles the holder to purchase one share of Common Stock. Each Warrant is exercisable at 200% of the price of our Common Stock on the effective date of this prospectus. Our Common Stock is quoted on the NASD OTC Bulletin Board under the symbol "ONCE" and the current (July 9, 1999) bid price quotation is $3.00. We may redeem the Warrants for $.01 per Warrant on 30 days notice at any time the closing bid price of the Common Stock equals or exceeds 300% of the exercise price of the Warrant for ten consecutive trading days. The Warrants will expire three years following the date of this prospectus. We arbitrarily determined the exercise and redemption prices of the Warrants and they bear no relationship to our assets, shareholders' equity or any other objective criteria of value.

    The Warrants are being distributed to our shareholders without the payment of any consideration. The shares of Common Stock are being offered only to holders of the Warrants and will be issued upon exercise of the Warrants. The offering price of the shares of Common Stock is payable in cash upon exercise of the Warrants. No minimum number of Warrants must be exercised, and we cannot assure you that any Warrants will be exercised. We will not pay any underwriting discounts or other commissions in connection with the exercise of the Warrants.

    SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THE WARRANTS INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" HEREIN.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    We expect to deliver the Warrants on or about             , 1999.

               THE DATE OF THIS PROSPECTUS IS             , 1999.

    You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are distributing the Warrants only in jurisdictions where such distributions are permitted. This prospectus does not constitute an offer or a solicitation of an offer by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any distribution of Warrants.

    This preliminary prospectus is subject to completion prior to the distribution. Among other things, this preliminary prospectus describes our company as it existed at the time of the distribution of the Warrants and no implication should be made that there has been no change in our affairs since that date.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SUMMARY....................................................................................................           3
RISK FACTORS...............................................................................................           7
FORWARD-LOOKING STATEMENTS.................................................................................          17
USE OF PROCEEDS............................................................................................          17
DIVIDEND POLICY............................................................................................          18
CAPITALIZATION.............................................................................................          18
DILUTION...................................................................................................          18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION................................................          19
BUSINESS...................................................................................................          24
MANAGEMENT.................................................................................................          37
PRINCIPAL SHAREHOLDERS.....................................................................................          42
DESCRIPTION OF CAPITAL STOCK...............................................................................          43
SHARES ELIGIBLE FOR FUTURE SALE............................................................................          46
EXPERTS....................................................................................................          47
LEGAL MATTERS..............................................................................................          47
ADDITIONAL INFORMATION.....................................................................................          47

                            ------------------------

    We maintain a Website at http://www.onecommerce.com. No information contained in our Website shall be considered a part of this prospectus. Merchant.Point, Merchant.PointPro, Transaction.Point, Accounting.Point, Customer.Point and Profile.Point are trademarks of One eCommerce Corporation. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

                            ------------------------

                                    SUMMARY

    The following summary is qualified by the more detailed information, including the financial statements and related notes, appearing elsewhere in this prospectus.

THE COMPANY

    One eCommerce Corporation has developed an integrated suite of electronic commerce products that enable small and midsize businesses to conduct sophisticated electronic commerce transactions over the Internet. We have developed a simple Web-based interface that enables our customers to build their electronic commerce Websites by selecting their own look and feel, graphics and functionality. The price level for our products ranges from $49.95 to $349.00 a month, depending upon their features. We believe this price range is well below all other electronic commerce products with equivalent functionality. We have also developed a unique function that enables our products to be linked into a broad range of accounting systems. Our products have been developed in a modular design that allows easy installation and upgrading of our customers' Websites.

    Our products consist of "Merchant.Point," which is our core product, "Merchant.PointPro," which is our high-end product, and four "Modules" that can be added to Merchant.Point or Merchant.PointPro to expand their functionality. Merchant.Point provides our customers with a comprehensive electronic commerce presence on the Internet at a price range of $49.95 to $349 a month.

    Merchant.Point contains the following features:

    - Internet pages and E-mail accounts;

    - Domain name;

    - Website search;

    - Shopping cart;

    - User authentication and credit card processing;

    - Automatic tax and shipping calculation;

    - Website status reporting;

    - Customizable transaction reporting and maintenance;

    - Dynamic database; and

    - Marketing to search engines and directories.

    Merchant.PointPro is our high-end electronic commerce application. It contains the features found in Merchant.Point and the Modules, and may be fully customized based upon our customers' needs. Merchant.PointPro contains (i) advertising functions; (ii) dynamic catalog content and product pricing; (iii) a browser-based customer interface; (iv) system management features; (v) multilingual capability; and (vi) controlled access.

    We have developed or have rights to the following Modules that can be added to Merchant.Point and Merchant.PointPro to expand their functionality: (i) Transaction.Point; (ii) Accounting.Point; (iii) Customer.Point; and (iv) Profile.Point. Transaction.Point is a credit card payment processing module that allows credit cards to be verified and processed on a real-time basis. Accounting.Point integrates Merchant.Point and Merchant.PointPro into a complete accounting system that also has the capability of entering inventory and accounts receivable information. Customer.Point enables human interaction to occur between the merchant and its customer. Profile.Point monitors customer activities on the Website and enables our customers to configure their Websites based upon the information that is gathered. The Modules have been designed to allow for easy upgrade and configuration.

Marketing

    We are launching a nationwide campaign to attract resellers of accounting products that are compatible with Accounting.Point. The goal of the campaign is to recruit 500 accounting resellers who will sell and support Merchant.Point and the Modules. We will use seminars, advertising and our relationships with major accounting vendors to attract the resellers. For example, Computer Associates; AccPac; Great Plains; Intuit-Quick Books; Sage-DacEasy, MAS-90 and Peachtree; Real World and Solomon have approximately 8,000 resellers of their products. We anticipate that our relationships with these companies will be our primary source of recruiting resellers for our marketing campaign.

    Our reseller program has several levels of reseller involvement from simply receiving commissions on sales to handling all aspects of selling, installing and maintaining our products. We will offer a variety of programs to assist our resellers in marketing and selling our products. These include lead generation programs, turnkey marketing programs, trade shows, seminars, co-op marketing programs, vertical marketing programs, reference programs, authorized training centers and access to our affiliate Website. For a description of our marketing programs, see "Business--Marketing."

Strategic Alliances

    As part of our strategy to increase sales of our electronic commerce products, we have actively pursued strategic alliances. We have entered into strategic alliances with Directories International, L.L.C. to develop community Internet portals in the United States; Matra Net to co-brand and distribute our merchandising systems with its customer relationship products; Sage-DacEasy; AccPac; Great Plains; Solomon; Peachtree and other developers of accounting software to develop links from our customer's electronic storefronts to their accounting systems; Inference Corporation for customer profiling systems and data mining; and AT&T for Internet connectivity.

Acquisitions

    On March 29, 1999, we entered into a letter of intent to acquire Sinergia Servicios, S.C. ("Sinergia"). We anticipate closing the acquisition of Sinergia on or about August 1, 1999. Sinergia is headquartered in Guadalajara, Mexico and provides large multinational companies with software development and system support services. Some of its major customers include Hewlett-Packard Co., Sage U.S. and Kodak Corporation.

Principal Offices

    Our principal executive offices are located at 701 Brazos Street, Suite 1010, Austin, Texas 78701, telephone: (512) 615-5000. Our research and development offices are located at 555 IH 35 South, Suite 400, New Braunfels, Texas 78130, telephone: (830) 606-8413.

                                  THE OFFERING

Securities Offered...........................  We are distributing 4,728,420 Warrants to our shareholders of record as of August 1, 1999,
                                               except certain principal shareholders who
                                               have waived their rights to receive Warrants.
                                               We will issue up to 4,148,420 shares of
                                               Common Stock upon exercise of the Warrants.
                                               See "Description of Capital Stock."

Offering Price...............................  The Warrants will be distributed to our shareholders, except certain principal
                                               shareholders who have waived their rights to
                                               receive Warrants, without the payment of any
                                               cash consideration. Upon exercise of the
                                               Warrants, the shares of Common Stock
                                               underlying the Warrants will be sold at 200%
                                               of the price quotation for our Common Stock
                                               on the NASD OTC Bulletin Board on the
                                               effective date of this prospectus.

Plan of Distribution.........................  The Warrants will be distributed as soon as practicable after the effective date of this
                                               prospectus to our stockholders of record as
                                               of August 1, 1999. We will offer and sell the
                                               shares of Common Stock upon the exercise of
                                               the Warrants without paying any underwriting
                                               discounts or other commissions. See "Plan of
                                               Distribution."

Securities Outstanding.......................  We are authorized to issue up to 50,000,000 shares of Common Stock. As of June 30, 1999,
                                               16,723,600 shares were issued and
                                               outstanding. We have reserved from our
                                               authorized but unissued capital 4,728,420
                                               shares of Common Stock for issuance upon
                                               exercise of the Warrants. See "Description of
                                               Securities."

Warrants.....................................  Each Warrant entitles the holder to purchase one share of Common Stock. Warrants are
                                               exercisable at 200% of the price of our
                                               Common Stock on the effective date of this
                                               prospectus. The Warrants will expire three
                                               years after the effective date of this
                                               prospectus. We may redeem the Warrants for
                                               $.01 per Warrant on 30 days notice at any
                                               time after the date of this Prospectus if the
                                               closing bid price of the Common Stock equals
                                               or exceeds 300% of the exercise price for ten
                                               consecutive trading days. The exercise prices
                                               for the Warrants are subject to adjustment in
                                               certain events. See "Description of Capital
                                               Stock."

Use of Proceeds..............................  There is no assurance as to the amount of proceeds, if any, that we may receive from
                                               the exercise of the Warrants. Any proceeds
                                               that we may receive will be used to provide
                                               additional working capital.

Transfer Agent...............................  Our transfer agent and registrar is Interwest
                                               Transfer Company, Inc., 1981 East 4800 South,
                                               Suite 100, Salt Lake City, Utah 84117,. Its
                                               telephone number is (801) 272-9294.

Risk Factors.................................  An investment in our Common Stock by exercising the Warrants is highly
                                               speculative. Investors will suffer
                                               substantial dilution in the book value per
                                               share of the Common Stock compared to the
                                               purchase price. If we do not receive
                                               substantial funds from exercise of the
                                               Warrants, we may require additional funding;
                                               however, we have no commitments to obtain
                                               additional funding. No person should invest
                                               in the Company who cannot afford to risk loss
                                               of their entire investment. See "Risk
                                               Factors."

Proposed NASDAQ National Market symbol.......  "ONCE"

                                  RISK FACTORS

EXTREMELY LIMITED OPERATING HISTORY; NET LOSSES AND ANTICIPATION OF CONTINUED LOSSES.

    Our company was formed on December 31, 1998 through the acquisition of Corridor Technology, Inc., a Texas corporation. Corridor had been engaged in providing network and telephony services to midsize businesses in Central Texas since 1995. From December 1998 through June 1999 (the "Inception Period"), we eliminated the business activities of Corridor and focused our business plans on developing our electronic commerce products, raising capital, recruiting employees and marketing activities.

    We commenced selling our electronic commerce products in May 1999. Accordingly, we have an extremely limited operating history upon which an evaluation of our business can be based. Our business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as the Internet. Specifically, these risks include our failure to anticipate and adapt to a developing market, the rejection of our products by Internet consumers, the development of equal or superior services or products by our competitors, the failure of the business world to adopt the Internet as a commercial medium and our inability to identify, attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks. In addition, in view of the rapidly evolving nature of our business and our extremely limited operating history, we believe that period-to-period comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

    We have achieved only limited revenues to date, have incurred net losses since our formation and expect to continue to operate at a loss for the foreseeable future. As of December 31, 1998, we had a net loss of $103,469. There can be no assurance that we can generate revenue growth, or that any revenue growth that we may achieve can be sustained. Any revenue growth that we achieve may not be indicative of future operating results. In addition, we have increased, and plan to further increase our operating expenses to increase our sales and marketing efforts, enter into strategic partnerships and alliances, fund greater levels of product development, increase staff and increase our general and administrative costs to support an enlarged organization. To the extent that increases in such operating expenses precede or are not followed by increased revenues, our business, results of operations and financial condition will be materially adversely affected. Given the level of planned expenditures, we anticipate that we will continue to incur losses for the foreseeable future and there can be no assurance that we will ever achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    Some of our expenses are fixed, including non-cancelable agreements, equipment leases and real estate leases. If our revenues do not increase, we may not be able to compensate by reducing expenses in a timely manner. Our expenses may also increase due to the potential impact of goodwill and other charges resulting from completed and future acquisitions. Finally, Internet portals, connectivity providers, and Internet distribution channels may increase their fees to provide access to their products and services. If any of these expenses are not accompanied by increased revenues, our business, financial condition and operating results would be materially adversely affected.

MARKETING ALLIANCES MAY NOT GENERATE THE EXPECTED NUMBER OF NEW CUSTOMERS OR MAY
  BE TERMINATED.

    Our national marketing campaign is focused on recruiting resellers of accounting products to sell and support Merchant.Point and our other electronic commerce products. See "Business--Marketing." The success of this marketing effort depends on the number of resellers we recruit and their ability to produce new customers who will purchase our products. We may not develop a sufficiently large number of resellers or our resellers may not generate the expected number of new customers. We also cannot assure you that we will be able to maintain our reseller relationships. If our marketing campaign is unsuccessful or if any of our significant reseller relationships are terminated, our revenues derived from the sales of our electronic commerce products may decrease, and our financial condition may be adversely affected.

ESTABLISHING OUR BRAND QUICKLY AND COST-EFFECTIVELY IS ESSENTIAL FOR US TO BE
  SUCCESSFUL.

    We believe that we must establish, maintain and enhance the "One eCommerce" brand to attract more customers to purchase our electronic commerce products and to increase revenues from monthly hosting and transaction fees. Brand recognition and customer loyalty will become increasingly important as more companies with well-established brands in electronic commerce offer competing services on the Internet. Development of the "One eCommerce" brand will depend largely on our success in implementing an effective advertising campaign, and providing high quality electronic commerce products and customer service, none of which can be assured. We will need to increase substantially our spending on programs designed to create and maintain strong brand loyalty among customers and we cannot be certain that our efforts will be successful.

OUR PERFORMANCE DEPENDS ON OUR ABILITY TO OFFER NEW AND EXPANDED PRODUCTS AND
  SERVICES.

    We plan to introduce new and expanded products and services and to enter into new relationships with third parties to generate additional revenues, attract more consumers and respond to competition. We may be unable to offer such products or services in a cost-effective or timely manner. Furthermore, any new product or service we launch that is not favorably received by consumers could damage our reputation and brand name. Expansion of our products or services in this manner would also require significant additional expenses and development and may strain our management, financial and operational resources. Our business, operating results and financial condition could be seriously harmed if we are unable to generate revenues from expanded services or products sufficient to offset their cost. Our success also depends on our ability to accurately determine the products and features required by customers and to design and implement products that meet these requirements in a timely and efficient manner. We may be unsuccessful in determining customer demands, and our products may not adequately satisfy current or future customer demands.

WE MUST SUCCESSFULLY INTEGRATE SINERGIA INTO OUR COMPANY.

    On March 29, 1999 we entered into a letter of intent to acquire Sinergia and we anticipate closing the acquisition on August 1, 1999. After we close the acquisition of Sinergia, we must relocate its corporate headquarters to obtain additional office space due to the growth in Sinergia's business. We anticipate this relocation will take approximately two months and will cost approximately $250,000. During this period, we anticipate a loss in revenues from Sinergia. Furthermore, we must integrate Sinergia into our business activities. We anticipate this may be difficult because of the geographical distance between Guadalajara, Mexico and our headquarters in Austin, Texas, differences between the Mexican and American cultures, and Sinergia's lack of expertise in electronic commerce applications. The failure to successfully integrate Sinergia into our company may adversely affect our business, financial condition and operating results.

FLUCTUATIONS IN OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE.

    We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. As a result, we believe that quarterly comparisons of our operating results are not necessarily meaningful and that investors should not rely on the results of one quarter as an indication of our future performance. We believe it is likely that, in the future, fluctuations in our quarterly operating results will cause our results to fall below the expectations of securities analysts and investors, which could cause the price of our Common Stock to drop. Factors that may negatively affect our quarterly operating results include:

    - our ability to attract new prospects and convert them into customers;

    - the announcement or introduction of new or enhanced services by our competitors;

    - changes in our pricing policies or the pricing policies of our competitors;

    - the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and

    - our ability to attract and retain new personnel in a timely and effective manner.

WE RELY ON TECHNOLOGIES LICENSED FROM THIRD PARTIES.

    We currently license from third parties certain technologies and information incorporated into our products. As we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot assure you that these third-party technology licenses will continue to be available to us on commercially reasonable terms, if at all. Additionally, we cannot assure you that the third parties from which we currently license our technology will be able to defend their proprietary rights successfully against claims of infringement. Any failure to obtain any of these technology licenses could result in delays or reductions in the introduction of new products, features, functions or services. It could also negatively affect the performance of our existing products until equivalent technology can be obtained.

OUR OPERATING RESULTS DEPEND ON OUR INTERNALLY DEVELOPED PRODUCTS, NETWORK
  INFRASTRUCTURE AND TRANSACTION-PROCESSING SYSTEMS.

    The satisfactory performance, reliability and availability of our products, transaction-processing systems and network infrastructure are critical to our operating results, as well as to our ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of our products or reduced performance of our transaction systems would reduce the volume of sales and the attractiveness of our products and services, which would seriously harm our business, operating results and financial condition. If the volume of traffic on the Websites we host for our customers or the number of purchases made by our customers substantially increases, we will need to further expand and upgrade our technology, transaction processing-systems and network infrastructure. Our transaction processing systems and network infrastructure may not be able to accommodate increases in traffic in the future. Any inability to do so could negatively impact our business, operating results and financial condition.

OUR COMPUTERS AND COMMUNICATIONS SYSTEMS ARE VULNERABLE TO DAMAGE OR
  INTERRUPTION WHICH MAY HINDER OUR ABILITY TO DELIVER TIMELY OUR PRODUCTS AND SERVICES.

    Our ability to successfully provide our products and services depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Substantially all of our computer and communications systems are located in Austin, Texas. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins and similar events. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and confirm customer orders. The occurrence of any of the foregoing risks could negatively impact our business, operating results and financial condition.

RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR PRODUCTS AND SERVICES OBSOLETE.

    If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition could be harmed. The Internet and the electronic commerce industry are characterized by rapid technological change, sudden changes in customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing technology obsolete. The emerging nature of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our products. Our success will depend, in part, on our ability:

    - to enhance our existing products and services;

    - to develop and license new services and technology that address the increasingly sophisticated and varied needs of our current and prospective customers; and

    - to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of electronic commerce products and other proprietary technology entails significant technical and business risks and requires substantial expenditures and lead time. We may be unable to use new technologies effectively or adapt our products to customer requirements or emerging industry standards.

FUTURE GOVERNMENT REGULATIONS OF THE INTERNET COULD INCREASE OUR COSTS OF
  CONDUCTING BUSINESS.

    New Internet legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Internet and online commerce, or the application of existing laws and regulations to the Internet and online commerce could harm our business, operating results and financial condition. We are subject to regulations applicable to businesses generally and laws or regulations directly applicable to communications over the Internet and access to online commerce. Although there are currently few laws and regulations directly applicable to the Internet and online retailing services, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust, taxation and characteristics and quality of products and services. For example, the United States Congress recently enacted Internet laws regarding children's privacy, copyrights, taxation and transmission of sexually-explicit material and the European Union recently enacted its own privacy regulations. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.

    The adoption of any additional laws or regulations regarding Internet commerce and communications may decrease the growth of the Internet or commercial online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business and have a negative impact on our business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. For example, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. If we were alleged to have violated federal, state or foreign, civil or criminal law, even if we could successfully defend such claims, it could have a negative impact on our business, operating results and financial condition.

OUR OFFICERS AND DIRECTORS WILL EXERCISE SIGNIFICANT CONTROL OVER THE COMPANY.

    On completion of distribution of the Warrants and assuming exercise of all of the Warrants, executive officers and directors and their affiliates will beneficially own, in the aggregate, approximately 60% of our outstanding Common Stock. As a result, these stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. See "Principal Shareholders."

THE BROAD DISCRETION WE HAVE IN THE USE OF PROCEEDS FROM EXERCISE OF THE
  WARRANTS MAY INCREASE THE RISK THAT WE WILL NOT USE THEM EFFECTIVELY OR THAT WE WILL USE THEM IN WAYS WITH WHICH YOU MAY NOT AGREE.

    The net proceeds, if any, from the exercise of the Warrants will be added to our working capital and will be available for general corporate purposes, including operating expenses and capital expenditures. In addition, we may use a portion of any such net proceeds to acquire or invest in complementary businesses, technologies, services or products. We cannot state with certainty particular uses for the net proceeds from the exercise of the Warrants, and will have broad discretion in the use of the net proceeds. We can give no assurance as to whether any net proceeds will be obtained from the exercise of the Warrants. See "Use of Proceeds."

OUR LONG-TERM SUCCESS DEPENDS ON THE DEVELOPMENT OF THE ELECTRONIC COMMERCE
  MARKET.

    If the general acceptance of electronic commerce over the Internet does not grow or grows slower than expected, the sales of our products to small and midsize businesses may decrease and our business will suffer. Our long-term success depends on the widespread acceptance of electronic commerce by small and midsize businesses. A number of factors could prevent such acceptance, including the following:

    - electronic commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;

    - the necessary network infrastructure for substantial growth in usage of the Internet may not be adequately developed;

    - increased government regulation or taxation may adversely affect the viability of electronic commerce;

    - insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times; and

    - adverse publicity and consumer concern about the security of electronic commerce transactions could discourage its acceptance and growth.

THERE IS INTENSE COMPETITION FOR SALES OF ELECTRONIC COMMERCE PRODUCTS AND
  SERVICES ON THE INTERNET.

    Competition for sales of electronic commerce products and services is intense and we expect that competition will intensify. The barriers to entry are minimal, and competitors can launch competitive products at a relatively low cost. Although we believe there are no companies that offer our products' functionality at a competitive price, there are many companies that offer similar electronic commerce products. We expect that additional companies will enter the market and offer competing products.

    Many of our competitors have greater brand recognition and greater financial, marketing and other resources than ours. These include Yahoo Store, ICat Corporation, Forman Interactive, Mindspring, Oracle and IBM. This may place us at a disadvantage in responding to their pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. If we are unable to compete successfully against our competitors, our business, financial condition and operating results will be adversely affected.

CONCERNS REGARDING SECURITY OF TRANSACTIONS AND TRANSMITTING CONFIDENTIAL
  INFORMATION OVER THE INTERNET MAY NEGATIVELY IMPACT OUR BUSINESS.

    We believe that concern regarding the security of confidential information transmitted over the Internet, such as credit card numbers, prevents many potential customers from engaging in online transactions. If we do not add compelling security features to future product releases, our products may not gain market acceptance or there may be additional legal exposure to us. We have included basic security features in some of our products to protect the privacy and integrity of customer data, such as password requirements for access to portions of our trade communities. We do not currently use authentication technology, which requires passwords and other information to prevent unauthorized persons from accessing a customer's information, or encryption, which transforms information into a "code" designed to be unreadable by third parties, to protect confidential information such as credit card numbers.

    Despite the measures we have taken, our computer systems are potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability from our customers. We may be required to make significant investments to protect against or remedy security breaches. Additionally, as electronic commerce becomes more prevalent, our customers will become more concerned about security. If we do not adequately address these concerns, it could materially adversely affect our business, financial condition and operating results.

EFFECTIVELY MANAGING OUR GROWTH MAY BE DIFFICULT.

    We expect to grow rapidly by developing new products and hiring new employees. This growth is likely to place a significant strain on our resources and technology systems. To manage our growth, we must implement new systems and train and manage our employees. Many of our senior management have only recently joined us. Of the four key employees listed in the management section of this prospectus, two have worked for us less than one year. We cannot assure you that our management will be able to effectively or successfully manage our growth.

WE MAY NOT BE ABLE TO ACQUIRE OR MAINTAIN EFFECTIVE INTERNET ADDRESSES.

    We currently hold various Internet addresses relating to our brand names including "One eCommerce.com." The acquisition and maintenance of Internet addresses generally is regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is subject to change. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries where we may conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

ACQUISITIONS MAY DISRUPT OR OTHERWISE HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

    We have made, and plan to continue to make, investments in complementary companies, technologies and assets. Future acquisitions are subject to the following risks:

    - acquisitions may cause a disruption in our ongoing business, distract our management and other resources and make it difficult to maintain our standards, controls and procedures;

    - we may acquire companies in markets in which we have little experience;

    - we may not be able to successfully integrate the services, products and personnel of an acquisition into our operations;

    - we may be required to incur debt or issue equity securities, which may be dilutive to existing shareholders, to pay for acquisitions; and

    - our acquisitions may not result in any return on our investment and we may lose our entire investment.

WE MAY NOT BE ABLE TO CONSUMMATE FUTURE ACQUISITIONS.

    Our acquisition strategy is subject to the risk that we may not be able to identify suitable acquisition candidates for purchase at reasonable prices or terms. Additionally, regardless of whether suitable candidates are available, we may not be able to consummate future acquisitions for other reasons such as the availability of capital. If we are unable to consummate future acquisitions, our business, financial condition and operating results may be adversely affected.

RISK OF FAILURE OF OUR COMPUTER AND COMMUNICATIONS HARDWARE SYSTEMS INCREASES
  WITHOUT REDUNDANT FACILITIES.

    Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Any system interruptions may reduce the attractiveness of our products to potential customers and could materially adversely affect our business, financial condition and operating results. We maintain most of our computer systems in Web-hosting facilities in Austin, Texas. However, we do not have back-up or redundant facilities for our computer systems. Interruptions may also result from natural disasters as well as power loss, telecommunications failures and similar events.

CAPACITY CONSTRAINTS ON OUR TECHNOLOGY MAY BE DIFFICULT TO PROJECT.

    As traffic in the electronic commerce Websites that we have sold to our customers continues to increase, we must expand and upgrade our technology, network hardware and software. We may not be able to accurately project the rate of increase traffic in these Websites. In addition, we may not be able to expand and upgrade our systems, network hardware and software capabilities to accommodate increased use of these Websites. If we do not appropriately upgrade these capabilities, our business, financial condition and operating results will be materially adversely affected.

FUTURE CAPITAL NEEDS, UNCERTAINTY OF ADDITIONAL FINANCING.

    We currently anticipate that the net proceeds from our current private offering of Common Stock, together with available funds and cash flows generated from revenues, will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion for at least the next three months. See "Business--Raising Capital." Thereafter, we may need to raise additional funds. We may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the holders of our Common Stock. There can be no assurance that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to results of operations and financial condition.

OUR SUCCESS IS DEPENDENT ON OUR KEY PERSONNEL.

    We believe that our success will depend on continued employment of our senior management team and key technical personnel. If one or more members of our senior management team were unable or unwilling to continue in their present positions, our business, financial condition and operating results could be materially adversely affected.

    Our success also depends on maintaining a highly-trained sales force and a telemarketing group to sell our electronic commerce products. These groups have been formed recently and we will need to continue to hire additional personnel as our business grows. A shortage in the number of trained salespeople could limit our ability to increase sales of our products. We plan to expand our employee base to manage our anticipated growth. Competition for personnel, particularly for employees with technical and marketing expertise, is intense. Our business, financial condition and operating results will be materially adversely affected if we cannot hire and retain suitable personnel.

OUR SYSTEMS MAY NOT BE YEAR 2000 COMPLIANT.

    We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Year 2000 compliant. Our potential areas of exposure include products purchased from third parties, computers, software, telephone systems and other equipment used internally. If our present efforts to address the Year 2000 compliance issues are not successful, or if distributors, suppliers and other third parties with which we conduct business do not successfully address such issues, our business, operating results and financial position could be materially adversely affected. In the event that our system is not Year 2000 compliant, we may have difficulty in maintaining the electronic commerce Websites of our customers.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

    The market price of our Common Stock may be highly volatile, just as the stock market in general, and the market for Internet and technology companies in particular, have been highly volatile. Investors may not be able to resell their shares of Common Stock following periods of volatility because of the market's adverse reaction to such volatility. The trading prices of many technology and Internet companies' stocks have reached historical highs within the last year and have reflected relative valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below such historical highs. We cannot assure you that our stock will trade at the same levels as other Internet stocks or that Internet stocks in general will sustain their current market prices. Factors that could cause such volatility may include, among other things:

    - changes in the prices of the stock market as a whole;

    - actual or anticipated variations in quarterly operating results;

    - announcements of technological innovations;

    - new sales formats or new products or services;

    - changes in financial estimates by securities analysts;

    - conditions or trends in the Internet industry;

    - changes in the market valuations of other Internet companies;

    - announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

    - capital commitments;

    - additions or departures of key personnel; and

    - substantial sales of Common Stock by our shareholders.

    Many of these factors are beyond our control and they may materially adversely affect the market price of our Common Stock, regardless of our operating performance.

    QUALIFICATION FOR LISTING ON NASDAQ.

    We intend to apply as soon as possible for listing of our Common Stock on the NASDAQ Small-cap Market. There is no assurance when, if ever, we will meet the requirements for such listing or, in any event, be accepted for such listing. Furthermore, if our Common Stock were to qualify for listing there is no assurance that we would be able to continue to satisfy the listing requirements. In the event of delisting or failure to qualify initially, trading in our Common Stock is expected to continue on the NASD OTC Bulletin Board. As a result, investors may find it more difficult to dispose of, or to obtain quotations on the price of the Common Stock.

    DILUTION.

    Warrant Holders who exercise their Warrants to purchase the underlying shares of Common Stock will suffer substantial dilution in the purchase price of the shares compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the total number of Warrants exercised, and will be greater if less than all the Warrants are exercised. The fewer Warrants exercised, the greater dilution will be with respect to the Warrants that are exercised. See "Dilution."

    APPLICABILITY OF LOW-PRICED STOCK RISK DISCLOSURE REQUIREMENTS.

    The Common Stock of the Company may be considered a low-priced security under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk-disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information. Broker-dealers must also make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low-priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY
  RIGHTS.

    Our success and competitive position depend on our proprietary software and other intellectual property, which we protect through a combination of copyright, trademark and trade secrecy laws, confidentiality agreements and protective contractual provisions. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use our proprietary information. In addition, they could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, our business could suffer. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Any litigation could result in substantial costs and diversion of resources and could seriously harm our business, operating results and financial condition.

CURRENT PROSPECTUS REQUIRED FOR EXERCISE.

    Holders of the Warrants may exercise the Warrants to acquire the underlying Common Stock only if a current prospectus relating to the Company is then in effect and such exercise is qualified or exempt from qualification under applicable securities laws of the states in which the Holders of the Warrants reside. Although we intend to use our best efforts to maintain a current prospectus and federal and state registration/qualification for such exercise, there is no assurance that we will be able to do so when a Holder may wish to exercise a Warrant. The value of the Warrants will be greatly diminished if we do not maintain your ability to exercise them.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that address, among other things, our electronic commerce strategy, acquisition and expansion strategy, the development of our products and services, use of proceeds, projected capital expenditures, liquidity, development of additional revenue sources, development of marketing and distribution alliances, market acceptance of the Internet, technological advancement, and the ability to develop "brand" identification. These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in this prospectus generally. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.

                                USE OF PROCEEDS

    The net proceeds we may receive from the sale of shares of Common Stock underlying the Warrants will vary depending upon the total number of Warrants exercised, and the timing of and prices at which they are exercised. We can give no assurances that any Warrants will be exercised or that we will obtain any net proceeds from exercise of the Warrants. Regardless of the timing and number of Warrants exercised, we expect to incur offering expenses estimated at $126,419 for legal, accounting, printing and other costs in connection with the offering pursuant to this prospectus.

    The uses of any proceeds that we may receive from exercise of the Warrants will depend on the amounts received and the timing of their receipt. We will have broad discretion in applying proceeds and we have presently identified the following categories of expenditure, in the general order of their priority: (i) advertising and marketing; (ii) personnel; (iii) relocation and expansion of Sinergia Servicios, S.C. in Guadalajara, Mexico; and (iv) product research and development.

                                DIVIDEND POLICY

    We have never declared or paid any dividends on our Common Stock. We do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, operating results, capital requirements and such other factors as the board of directors deems relevant.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 1999. Our capitalization is presented (i) on an actual basis; and (ii) on a pro forma basis to reflect our receipt of the estimated net proceeds from the sale of 4,728,420 shares of Common Stock upon exercise of all of the Warrants at an assumed exercise price of $6.00 per share, after deducting estimated offering expenses.

                                                                                AS OF DECEMBER 31, 1998
                                                                       ------------------------------------------
                                                                                                    PRO FORMA AS
                                                                          ACTUAL     PRO FORMA(1)     ADJUSTED
                                                                       ------------  -------------  -------------
Short-term debt......................................................  $    121,367  $     121,367  $     121,367
Long-term debt, less current portion.................................        35,954         35,954         35,954
Shareholders' equity:
Common stock, $.001 par value; 50,000,000 shares authorized;
  16,723,600 shares issued and outstanding, actual; 21,452,020 shares issued and outstanding, pro forma; and 21,452,020 issued and outstanding, pro forma as adjusted.................................
Additional paid-in capital...........................................     1,641,656     30,007,448     32,906,868
Common Stock.........................................................        16,724         21,452         22,032
Accumulated deficit..................................................      (127,905)      (127,905)      (127,905)
                                                                       ------------  -------------  -------------
  Total shareholders' equity.........................................  $  1,687,796  $  30,058,316  $  32,958,316
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

------------------------

(1) This assumes exercise of all the Warrants. We can give no assurance that any of the Warrants will be exercised and that we will receive any net proceeds therefrom.

    Please read the capitalization table with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included in this prospectus.

                                    DILUTION

    Dilution is the difference between the price per share being paid for the Common Stock upon exercise of the Warrants, and the net tangible book value per share of the Common Stock immediately after its purchase. Our net tangible book value per share of Common Stock is calculated by subtracting total liabilities from our total assets less any intangible assets and liquidation preferences, then dividing by the number of shares of Common Stock then outstanding. Based on our unaudited interim financial statements, we had 16,723,600 shares of Common Stock outstanding at March 31, 1999, with a net tangible book value of $1,392,791 or approximately $.08 per share. These amounts do not give effect to operating results or any other changes in our net tangible book value or to any obligations to issue shares of Common Stock after March 31, 1999.

    Based upon an assumption that all Warrants were to be exercised at $6.00 per share (of which there is no assurance), upon the exercise thereof, but before giving effect to any other obligations to issue shares of Common Stock, the estimated net tangible book value of the Company after the offering, on a pro forma basis (which gives effect to receipt of the estimated net proceeds from such exercise and issuance of the underlying shares of Common Stock, but does not take into consideration any other changes in our net tangible book value subsequent to March 31, 1999), would be approximately $29,763,311 or $1.39 per share. This would result in dilution to persons exercising Warrants of $1.31 per share, or 78% of the exercise price of $6.00 per share. Net tangible book value per share would increase to the benefit of present stockholders from $1,392,791 prior to the offering to $29,763,311 after the offering, or an increase of $1.31 per share attributable to the exercise of the Warrants.

    If less than all the Warrants are exercised, dilution to the Warrant holders who do exercise will be greater than the amount shown. The fewer the Warrants exercised, the greater the dilution will be to those who do exercise. The following table sets forth the estimated net tangible book value ("NTBV") per share assuming exercise of all Warrants during the first year, and the dilution to persons purchasing the underlying shares of Common
Stock:

                            NET TANGIBLE BOOK VALUE

Exercise of all Warrants:
  Warrant exercise price per share...................................................  $    6.00
  Net tangible book value per share prior to exercise................................  $     .08
  Pro forma net tangible book value per share after exercise.........................  $    1.39
  Dilution per share to new investors................................................  $    1.31

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following discussion of our financial condition and results of operations should be read together with the financial statements and the related notes included in another part of this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of certain factors, including but not limited to, those set forth under "Risk Factors," "Business," and elsewhere in this prospectus.

OVERVIEW

    One Commerce Corporation was formed in December 1998 through the acquisition of Corridor Technologies, Inc., a Texas corporation ("Corridor"). Corridor had been primarily engaged in providing network and telephony services to midsize businesses in Central Texas since 1995. On March 30, 1999, One Commerce Corporation was acquired by Arianne Co., a Nevada corporation ("Arianne") and One Commerce Corporation became a wholly-owned subsidiary of Arianne. The acquisition was an exchange of all outstanding shares of One Commerce Corporation for shares of Arianne with the shareholders of One Commerce Corporation owning approximately 86% of the shares of Arianne after the exchange. Arianne was an inactive corporation with no material assets or liabilities. Arianne had approximately ninety shareholders of record and its shares were eligible for trading on the NASD OTC Bulletin Board. After the acquisition of One Commerce Corporation by Arianne, Arianne's corporate name was changed to "One eCommerce Corporation" and the officers and directors of One Commerce Corporation became the officers and directors of the newly-named One eCommerce Corporation.

    From December 1998 through June 1999 (the "Inception Period"), we eliminated the business activities of Corridor and focused our business plans on developing Merchant.Point, Merchant.PointPro, the Modules, raising capital, recruiting employees and engaging in marketing activities. During the Inception Period, sales of system integration services and Website development fees contributed most of the revenues. After the Inception Period, most of our revenues have been generated from selling our electronic commerce products.

    We have developed an integrated suite of electronic commerce products that enable small and midsize businesses to conduct electronic commerce over the Internet at an affordable price level. Our products integrate transaction processing, accounting and financial systems, customer relationships, management, advertising, cataloging, searching capabilities and security features to provide comprehensive electronic commerce capabilities.

    Merchant.Point is our entry level product that includes Internet pages, e-mail accounts, domain names, electronic shopping, credit card processing and authentication, dynamic databases and search engine capabilities. We have developed or have rights to the following Modules that can be added to Merchant.Point to expand its functionality: (i) Transaction.Point; (ii) Accounting.Point; (iii) Customer.Point; and (iv) Profile.Point. Transaction.Point is a credit card payment-processing module that allows credit cards to be verified and processed on a real-time basis. Accounting.Point integrates Merchant.Point into a complete accounting system that also has the capability of entering inventory and accounts receivable information. Customer.Point enables human interaction to occur between the merchant and its customer. Profile.Point monitors customer activities on the Website and enables our customers to configure their Websites based upon the information that is gathered. The Modules have been designed to allow for an easy upgrade and configuration. Merchant.PointPro is our high-end electronic commerce application. It includes the features contained within Merchant.Point and the Modules, and may be fully customized based upon our client needs.

    Because our business plans were developed during the Inception Period and we eliminated Corridor's business activities during that time, we have had an extremely limited operating history upon which an evaluation of our business can be based. Our business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as the Internet. The market for our services and products has recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced electronic commerce products. As a result, our mix of services and products may undergo substantial changes as we react to the competitive and other developments in the overall Internet market. We have achieved only limited revenues to date, have incurred net losses since inception and expect to continue to operate at a loss for the foreseeable future. As of December 31, 1998, we had a net loss of $103,469. See "Risk Factors--Extremely limited operating history; net losses and anticipation of continued losses."

    As a result of our limited operating history and the change in our business activities since December 1998, we have no meaningful historical financial data upon which to base planned operating expenses and we believe that any comparison of current financial data to historical data would not be meaningful. Accordingly, our expense levels are based in part on our expectations as to future revenues, and to a large extent are fixed. Any significant shortfall in revenues would have an immediate adverse impact on our business, results of operations and financial condition. In addition, we plan to significantly increase our operating expenses, increase our sales and marketing efforts, fund greater levels of product development, increase our sales and management staff and increase our general and administrative costs to support our enlarged organization. We expect to experience significant fluctuations in our future quarterly operating results and believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as any indication of future performance. See "Risk Factors--Extremely limited operating history; net losses and anticipation of continued losses" and "--Fluctuations in our quarterly results may adversely affect our stock price."

PLAN OF OPERATION

    Our plan of operation for the next twelve months will focus on (i) implementing our marketing strategies to increase sales of our products and to promote our brand name; (ii) recruiting management, marketing and technical personnel; (iii) raising capital; and (iv) integrating Sinergia into our company and its business plans.

                               MARKETING STRATEGY

    We are launching a nationwide campaign to attract resellers of accounting products that are compatible with Accounting.Point. The goal of the campaign is to recruit 500 accounting resellers who will sell and support Merchant.Point and the Modules. We will use seminars, advertising and our relationships with major accounting vendors to attract the resellers. For example, Computer Associates; AccPac; Great Plains; Intuit-Quick Books; Sage-DacEasy, MAS-90 and Peachtree; Real World and Solomon have approximately 8,000 resellers of their products. We anticipate that our relationships with these companies will be our primary source of recruiting resellers for our marketing campaign.

    Our reseller program has several levels of reseller involvement from simply receiving commissions on sales to handling all aspects of selling, installing and maintaining our products. We will offer a variety of programs to assist our resellers in marketing and selling our products. These include lead generation programs, turnkey marketing programs, trade shows, seminars, co-op marketing programs, vertical marketing programs, reference programs, authorized training centers and access to our affiliate Website. For a description of our marketing programs, see "Business--Marketing."

                              RECRUITING PERSONNEL

    We plan to continue our efforts to recruit and retain marketing, management and technical personnel. During the next twelve months, we intend to hire approximately twenty-five additional employees. Because competition for qualified personnel is intense, we can give no assurances as to whether we can recruit and retain a sufficient number of new employees.

                                RAISING CAPITAL

    We are currently conducting a private offering of 750,000 shares of our Common Stock at $2.00 per share to raise up to $1,500,000 in additional capital. We anticipate that this capital and projected revenues

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from the sales of our products will be sufficient to meet our anticipated needs for working capital for the next three months. However, we may need to raise additional funds sooner to fund more rapid expansion, to develop new or enhanced products or services, to respond to competitive pressures or to acquire complementary products, businesses or technology. To obtain such additional capital, we may seek additional private equity capital, bank financing or an underwritten public offering of our equity. However, we can offer no assurances that additional capital will be available on terms favorable to us, or at all. If additional capital is not available, we may not be able to fund expansion or acquisitions, develop or enhance our products or services, or respond to competitive pressures. This could have an adverse effect on our business, results of operations and financial condition. See "Risk Factors--Future capital needs, uncertainty of additional financing."

                              INTEGRATING SINERGIA

    Sinergia is headquartered in Guadalajara, Mexico and provides large multinational companies with software development and system support services. Some of its major customers include Hewlett-Packard Co., Sage U.S. and Kodak Corporation.

    The acquisition of Sinergia is expected to close on August 1, 1999. After the closing, we intend to continue Sinergia's current business of providing contract programming services. We intend to use Sinergia's programming resources to provide support for our programming needs to service our customers and to develop new electronic commerce products. We also anticipate that Sinergia will expand its business of providing contract programming services in the United States through the use of our marketing and business resources. In order to accommodate the growth of Sinergia's business, we intend to relocate Sinergia to larger corporate headquarters in Guadalajara, Mexico. We anticipate this relocation will take approximately two months. We will also temporarily move employees from Sinergia to our offices located in Central Texas to enable them to integrate into our company and to work on our software projects. We will pay their transportation and temporary housing expenses. We anticipate these additional personnel costs and the relocation of Sinergia's headquarters will cost approximately $250,000.

LIQUIDITY AND CAPITAL RESOURCES

    Since the Inception Period, we have primarily financed our operations through private placements of our Common Stock, borrowings under a line of credit with a commercial bank and revenues from sales of our products and services. To date, we have raised approximately $450,000 from the sale of Common Stock. We have a line of credit with a commercial bank for $100,000, which expires on August 27, 1999. The line of credit is primarily used for working capital purposes. As of March 31, 1999, there was $100,000 outstanding under the line of credit. The line of credit bears interest at 9.5%.

    At December 31, 1998 and on March 31, 1999, we had approximately $4,885 and $785,860, respectively, in cash and cash equivalents. We have had negative cash flow from operating activities in the amount of $108,207 for the year ended December 31, 1998 and $24,436 for the period ended March 31, 1999. Net cash used in operating activities was $39,408 for the fiscal year ended December 31, 1998, and was $57,873 for the three months ended March 31, 1999.

    We anticipate that we will expend approximately $750,000 in connection with the implementation of our national marketing campaign and $250,000 to enhance Merchant.Point and the Modules. See "Business--Marketing." We also anticipate expending approximately $250,000 in connection with the acquisition and relocation of Sinergia. See "Business-Sinergia." Finally, we anticipate expending approximately $126,419 in connection with conducting audits of One eCommerce Corporation and Sinergia and preparation of the Registration Statement of which this prospectus is a part. We expect that these projected expenditures will decrease our cash position and liquidity substantially during the next three months.

    We have experienced a substantial increase in our capital expenditures since our inception, consistent with our growth in operations, marketing plans and staffing, and we anticipate that this will continue for the foreseeable future. Additionally, we continue to evaluate possible investments in businesses, products and technologies and plan to expand our marketing programs. We may, therefore, be required to raise additional financing during the next three months. If additional funds are raised through the issuance of

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equity securities, our existing shareholders may experience significant dilution. Furthermore, additional financing may not be available when needed or, if available, such financing may not be on terms favorable to us or our shareholders. If such financing is not available when required or is not available on acceptable terms, we may be unable to implement our marketing plans and further develop our products and services. In addition, we may be unable to take advantage of business opportunities or to respond to competitive pressures. Any of these events could have a material adverse effect on our business, financial condition or results of operations.

ACQUISITION OF SINERGIA

    On March 29, 1999, we entered into a letter of intent to acquire Sinergia. We anticipate closing the acquisition of Sinergia on or about August 1, 1999.

    We have reported pro forma results of operations as if we had consummated the acquisition of Sinergia on January 1, 1998. The pro forma net loss for the year ended December 31, 1998 was $563,530 compared to the actual net loss of $211,676. The increase in the net loss results from the net losses of Sinergia and the pro forma amortization of the goodwill associated with the acquisition.

YEAR 2000 COMPLIANCE

    We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Year 2000 compliant. Our potential areas of exposure include products purchased from third parties, information technology including computers and software, and non-information technology including telephone systems and other equipment used internally. All of our new programs are being tested and evaluated for Year 2000 compliance.

    We have taken steps to ensure that phone systems and other non-information technology are Year 2000 compliant. We believe that all non-information technology upon which we are materially dependent is Year 2000 compliant. Additionally, with respect to information technology, we expect to resolve any Year 2000 compliance issues primarily through normal upgrades of our software or, when necessary, through replacement of existing software with Year 2000 compliant applications. The cost of these upgrades or replacements is not expected to be material to our financial position or results of operations.

    We have completed our Year 2000 compliance assessment plan. Based on this assessment, we believe that all of our technology is Year 2000 compliant. In the event that our facilities that support our customer's Websites are not Year 2000 compliant, those Websites may become unavailable. Based upon our review of our systems we believe there is no single application that would make the Websites totally unavailable and we believe that we can quickly address any difficulties that may arise. In the event that our Web-hosting facilities are not Year 2000 compliant, our customers would not be able to conduct electronic commerce.

    If our present efforts to address the Year 2000 compliance issues are not successful, or if distributors, suppliers and other third parties with which we conduct business do not successfully address the Year 2000 problem, our business, operating results and financial position could be materially and adversely affected.

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                                    BUSINESS

INDUSTRY OVERVIEW

    The Internet has emerged as a mass communications and commerce medium enabling millions of people worldwide to share information, create community among individuals with similar interests and conduct business electronically. International Data Corporation ("IDC") projects that the number of Internet users will grow from 100 million in 1998 to 320 million in 2002. In addition to its emergence as a mass communications medium, the Internet has features and functions that are unavailable in traditional media, which enable online merchants to communicate effectively with customers and advertisers to target users with specific needs and interests. As a result, the Internet has emerged as an attractive medium for advertising and electronic commerce. Along with the impressive overall growth of the Internet, business-to-business usage is also growing rapidly, as businesses are increasingly leveraging the Internet's ability to reach customers globally, deliver personalized content and open new distribution channels. Internet advertising and electronic commerce are projected to experience significant growth in the future. IDC estimates that the total value of products and services sold over the Internet by retailers, catalogers and online merchants will increase from approximately $26 billion in 1998 to approximately $268 billion by 2002.

THE ELECTRONIC COMMERCE OPPORTUNITY

    We believe there are over 25 million small businesses in the United States and that less than five percent of those businesses have a presence on the Internet. We believe that many of these businesses desire to conduct electronic commerce over the Internet but they do not have the technical expertise or the resources to develop, install and launch an effective electronic commerce Website. Moreover, we believe that these businesses desire an integrated package that is inexpensive, comprehensive and easily upgradeable. The current electronic commerce applications in the market are more expensive than our products, are not scalable at low-price points and do not include complete functionality such as accounting, dynamic cataloging and customer management. Accordingly, we believe there is a large demand for a complete electronic commerce product for small and medium businesses and that demand is not being currently met by any provider of electronic commerce products.

THE ONE eCOMMERCE SOLUTION

    One eCommerce Corporation is a publicly-held company that has developed an integrated suite of electronic commerce products which enables small and midsize businesses to conduct sophisticated electronic commerce transactions over the Internet. Our products integrate transaction processing, accounting systems, customer relationship management, advertising, cataloging, searching capabilities and security features to provide a comprehensive electronic commerce solution.

    We have developed an interface that enables our customers to configure their electronic commerce Websites by selecting their own look and feel, graphics and functionality. We have also developed a unique accounting function that links the Website to an accounting system. Our products have been developed in a modular design and allow easy installation and upgrading of the customer's Website. The price level for Merchant.Point, our core product, ranges from $49.95 to $995.00 per month, depending upon its features. We believe this price range is well below all other electronic commerce products with equivalent functionality. Our high-end product, Merchant.PointPro, features fully customized capabilities and generally has a price range from $10,000 to $50,000.

    One of the major shortcomings of most electronic commerce solutions available today is that they do not provide a link to an accounting system. This causes the electronic store owner to reenter sales information obtained from the Website into an accounting application. Our products have resolved this

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problem by providing an electronic link between the Website and the accounting system that automatically enters sales information into the accounting system.

    We believe all of our products are highly competitive with similar products in the market because: (i) the price of Merchant.Point includes hosting services and accounting software which are attractive to small and midsize businesses;
(ii) Merchant.Point is easily scalable and upgradeable, (iii) all of the functionality necessary for electronic commerce is integrated into one product; and (iv) Merchant.Point has superior functionality and its price point is below that of our competitors.

STRATEGY

    Our mission is to become a leading provider of complete electronic commerce solutions to the small and midsize business market. The key components of our strategy are:

    - Products. We intend to deliver quality electronic commerce products and upgrades that are price competitive, easy to use, scalable, and that integrate with existing information systems. We intend to introduce new products that are competitive and appeal to the needs of businesses using the Internet for electronic commerce. See "Business--Products."

    - Marketing. We intend to sell and support our products to small and midsize businesses by recruiting resellers of accounting products through our national reseller marketing program. See "Business-- Marketing."

    - Alliance building. We intend to establish marketing and support relationships with national resellers in the accounting industry, established software developers and marketing organizations. See "Business--Marketing--General."

    - Sinergia. We intend to use the software programming expertise of Sinergia to continually expand and upgrade our products and to offer substantial support services to our customers. See "Business--Sinergia."

    - Brand awareness. We intend to create awareness of our brands through our reseller program, industry trade shows, conferences, Internet and traditional advertising campaigns and alliances with industry trade associations. See "Business--Marketing."

PRODUCTS

    Our products consist of Merchant.Point, which is our core product, Merchant.PointPro, which is our high-end product, and four Modules (Transaction.Point, Accounting.Point, Customer.Point and Profile.Point) that can be added to Merchant.Point or Merchant.PointPro to expand their functionality.

                                 MERCHANT.POINT

    Merchant.Point is an inexpensive electronic commerce solution that has broad functionality and that may easily be upgraded by installing one of the Modules. Its price range is from $49.95 to $349 per month depending upon its features. Merchant.Point includes the following applications and services:

    - Internet pages;

    - E-mail accounts;

    - Domain name;

    - Website search;

    - Shopping cart;

    - User authentication;

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    - Credit card processing;

    - Automatic tax and shipping calculation;

    - Website status reporting;

    - Customizable transaction reporting and maintenance;

    - Dynamic database; and

    - Marketing to search engines and directories.

                                  THE MODULES

    We have developed or have rights to the following Modules that can be added to Merchant.Point to upgrade its functionality: (i) Transaction.Point; (ii) Accounting.Point; (iii) Customer.Point; and (iv) Profile.Point. A description of the Modules is as follows:

TRANSACTION.POINT (ON-LINE PAYMENT TRANSACTION PROCESSING)

    A critical function of any successful electronic commerce product is an on-line payment processing solution that allows customers to have a choice in payment methods (i.e., credit card or open account). Transaction.Point contains this feature and enables credit cards to be verified and processed online, in real-time and in a secure environment.

    Transaction.Point provides merchants with the ability to interface with credit card verification services. This allows all credit card transactions to be automatically verified and charged. Transaction.Point also allows resellers and retailers to generate electronic receipts and send them via e-mail. Transaction.Point includes a complete transaction reporting and maintenance system that allows our customers to view and sort transactions, run reports and handle maintenance of the orders including charge backs, partial credits and batch settlement.

    Transaction.Point enables our customers to create accounts with the online merchant. They can charge online purchases to their account and configure different methods of payment, such as monthly bills sent via mail or automatic charges to their credit card. Transaction.Point has the capability of accepting payment using bank drafts or electronic checks. In addition, customers can perform other transactions such as converting earned points to cash.

    All transactions tracked by Transaction.Point can be configured to support updates in both the inventory database and the customer purchase database. In addition, the order management system can be customized to automatically update the additional inventory/shipping databases. Customization can be included to provide real-time shipment tracking screens that will track order shipments via Federal Express, UPS and others. Customers and administrators will have first hand information about the product orders placed. Additional features can be added to support e-mail notification or order confirmation and shipment processing.

    The key features and benefits of Transaction.Point are:

    - Processes credit cards in real-time;

    - Provides complete security;

    - Detects fraud;

    - Browser-based reporting and order maintenance system;

    - Confirms payments before shipping product; and

    - Accepts major credit cards worldwide.

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ACCOUNTING.POINT (ORDER ENTRY ACCOUNTING LINK)

    Accounting.Point represents a significant advancement in the integration of existing accounting systems into Internet systems. With Accounting.Point, our customers can seamlessly connect their Merchant.Point storefront system to a full-featured accounting system. Accounting.Point will provide a real-time or batch link to most major order entry system applications or accounting software applications such as DacEasy; Solomon; Great Plains; MAS-90 and Peachtree; QuickBooks; and AccPac.

    Accounting.Point automatically sends all the details of online orders from Merchant.Point to the order entry module of the accounting system. Inventory data, accounts receivable information, shipment dates and tracking numbers are then sent back to the Merchant.Point reporting system via Accounting.Point. We believe Accounting.Point is the first system to eliminate the need to manually enter Internet orders into an accounting system and to keep a separate accounting for Internet orders.

    The key features and benefits of Accounting.Point are:

    - Completely automates the electronic commerce system;

    - Seamlessly integrates the electronic commerce storefront with an accounting package;

    - Transfers inventory data and accounts receivable information;

    - Eliminates the need for a separate accounting system for online orders;
      and

    - Provides browser based reporting and order maintenance system.

CUSTOMER.POINT (CUSTOMER RELATIONSHIP MANAGEMENT)

    Internet based customer service automation is a proven technology that significantly reduces the cost of customer support services and improves the quality and level of customer satisfaction. Customer.Point is a full-service Website helper that allows for human interaction between the electronic storefront and its customers. With Customer.Point, Websites can now become a customer service and sales tool, enabling companies to turn hits into revenue, decrease customer service costs, and increase customer loyalty.

    Customer.Point improves the Web as a proactive sales and customer service medium by allowing Website owners to enhance their sites with real-time, intelligent responsiveness and interaction. In essence, companies conducting business on the Web have the ability to initiate real-time, two-way communication with any visitor who uses a Java-enabled browser without requiring the visitor to install any special software, applets, or plug-ins or to click any button requesting a callback. This power of outbound communication is backed up by a complete set of tools for identifying "Hot Leads" to maximize the efficient use of staff time and meet the needs of prospects and customers. Customer.Point is just as compelling for companies that provide after-sales support. By combining live interaction with the resources of the Web, it enables support representatives to solve problems more rapidly and efficiently, and to handle several customer calls at once. Our customers can use Customer.Point to significantly reduce the cost of their customer support center and to make better use of customer support staff and resources.

    Customer.Point enables the owner of the electronic store front to monitor how many potential customers have visited the Website. This capability greatly facilitates the test marketing of products to quickly determine the market's response to new products. This allows owners of electronic storefronts to gain a competitive advantage. Customer.Point also provides statistical analysis and a merchandising system integrated with statistical analysis tools capable of identifying activity patterns and identifying the geographic origin of the visitor, the type of domain and the organization or internet service provider that facilitated the link. Furthermore, this analysis includes details of page views, product views and activity by day of the week and hour of the day.

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PROFILE.POINT (CUSTOMER PROFILING)

    Profile.Point constantly monitors customer activities on a Website by focusing on their shopping and buying habits. Profile.Point enables owners of electronic storefronts to custom configure profile requirements by telling the system the information it would like to be presented. This allows for dynamic showcasing of content and products including cross-selling and presentations of specials based on the customers' needs and past buying and shopping data.

                               MERCHANT.POINTPRO

GENERAL

    Merchant.PointPro is our high-end electronic commerce software that is sold directly by our sales staff through value added resellers or accounting resellers. Because Merchant.PointPro is a customized product, we charge our customers based upon the functionality that they desire. The fees of Merchant.PointPro generally range between $15,000 to $50,000. Set forth below is a description of Merchant.PointPro.

ADVERTISING

    This feature provides the tools to display content-sensitive advertising banners. As users visit a Website, information is delivered to the Website owner. The system tracks the number of times a file has been downloaded and who downloaded it, records all data "hits" that each individual advertisement might receive, and monitors users as they navigate the Website.

DYNAMIC CATALOG CONTENT

    This feature enables dynamic online product catalogs with the ability to update product information easily and remotely from anywhere in the world. This approach to catalog marketing is similar to conventional methods of printing and distributing catalogs. This allows for greater flexibility while dynamically displaying thousands of products from an SQL-based database system.

DYNAMIC PRODUCT PRICING

    This feature is a full-featured pricing system that includes group-based member pricing, discount pricing structures, one-to-one pricing (price per customer), cost-plus or discount from retail, and a point-based purchase credit system. The customer can easily configure pricing policies and customer groups for specific organizations that receive special pricing.

BROWSER CUSTOMER INTERFACE

    Merchant.PointPro can include virtually every design requirement including:

    - Custom logo presentation screens;

    - Database product search screens availability, and search filter specifications formatted according to product pricing;

    - Discount and product package advertisements;

    - Promotional packages;

    - Frequent buyer plans;

    - Identification of current customers for special pricing; and

    - Retrieve product review information from outside sources.

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SYSTEM MANAGEMENT AND ADMINISTRATION

    This application provides our customers with browser-based local and remote administration access. The administration interface may be completely customized to meet our customer's needs. Management access allows the customer to easily make changes and update its database, merchandising specifications and many other interfaces to adjust all aspects of the electronic commerce system. Special consideration has been given to the design of graphics and bandwidth availability to speed the loading and transfer of information over the Internet.

MULTILINGUAL

    Merchant.PointPro may be customized to present data in multiple languages.

CONTROLLED ACCESS CONFIGURATION

    Merchant.PointPro may be configured for specialized access from different user types up to and including super-user access privileges. Users will have special menu options for access to secure information calculated in real time based on the data extracted from pre-defined databases. Account records and configuration data will be located in a separate table or database that can be manipulated without giving access to the generic consumer.

CUSTOMER ORDERS

    e.Commerce Point supports full cash register-like functionality and is compatible with most accounting systems. Complete virtual and physical receipt of purchase may be easily designed and graphically matched according to the customer's receipts/purchase orders.

SHOPPING CART

    Merchant.PointPro is designed to permit this function to be customized according to our customer's specifications. This may include check-out via credit cards, open account or Internet check. The shopping cart is integrated with Accounting.Point. It tracks items selected by customers including the database identifier, product number and extra information produced via product selection. One of the most advanced features of the shopping cart is the custom pricing module which gives our customer the ability to put items on sale, accept coupons, build and configure units, and develop kits.

SEARCH ENGINE

    The search features that are incorporated into Merchant.PointPro include a highly sophisticated search engine. This feature allows our customers to specify the criteria for searching requirements including keyword search, text-based search, drill-down continuous search, and search by form type. These search features include powerful query filtering for user-friendly data search functions.

SECURITY

    Merchant.PointPro contains an authentication protection function for account access and management services through industry-standard network security protocols, including Netscape's secure socket layer.

Sinergia

    Sinergia is headquartered in Guadalajara, Mexico and provides large multinational companies with software development and system support services. Some of its major customers include Hewlett-Packard Co., Sage U.S. and Kodak Corporation.

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    The acquisition of Sinergia is expected to close on August 1, 1999. After the closing, we intend to continue Sinergia's current business of providing programming services. We intend to use Sinergia's programming resources to provide support for our programming needs to service our customers and to develop new electronic commerce products. We also anticipate that Sinergia will expand its business of providing contract programming services in the United States through the use of our marketing resources. In order to accommodate the growth of Sinergia's business, we intend to relocate Sinergia to larger corporate headquarters in Guadalajara, Mexico. We anticipate this relocation will take approximately two months. We will also temporarily move employees from Sinergia to our offices located in Central Texas to enable them to integrate into our company and to work on our software projects. We will pay their transportation and temporary housing expenses. We anticipate these additional personnel costs and the relocation of Sinergia's headquarters will cost approximately $250,000.

Strategic Alliances

    SAGE. Sage USA, one of the largest accounting software companies in the world with more than 2 million users, has agreed to allow us to develop links between our customers' electronic commerce catalog stores and some of their accounting systems. The purpose is to co-market the combined products to each company's customer base.

    AT&T. We have entered into a software download and distribution agreement that will allow our business customers to use AT&T WorldNet Internet connectivity services through our system. Prospective customers may either download the software directly from our Websites or set up their connections by using a CD that we will produce. The purpose of this alliance is to provide fast, reliable dial-up Internet connections with AT&T for businesses using our products.

    MATRANET. We have entered into an agreement to co-brand and distribute our products with MatraNet's family of Customer Relationship Management products. This semi-exclusive agreement covers North America. The product family allows live interaction over the Web with a customer service representative while the Internet user is at a Website. It enables our customers to provide their clients with the opportunity of live person interaction while at their e-commerce site. Other features include email management and an extensive report generator.

    DIRECTORIES INTERNATIONAL, LLC. Directories International, LLC is a publisher of yellow pages in ten markets. We are jointly developing community Internet portals in several cities in the United States and Mexico. Directories International's sales force will be used to sell Merchant.Point to its customer base.

STRATEGIC ACQUISITIONS

    We intend to pursue acquisitions of companies that have developed technology that will allow us to expand our products and to create a competitive advantage. Presently, we are not contemplating any specific acquisitions.

MARKETING

                                    GENERAL

    Our marketing strategy focuses on selling Merchant.Point to small and midsize businesses primarily through our national marketing campaign described below. We also intend to use various business relationships with sales organizations and our local community electronic commerce portals to increase sales of Merchant.Point. We believe that we must enhance our "One eCommerce" brand name to attract more customers to our electronic commerce products. We intend to use a variety of marketing programs to increase our brand awareness. These programs will involve a mix of print advertising, Internet marketing, telemarketing, affiliate programs, trade shows and direct mail. We will also participate in trade shows for the accounting and electronic commerce industries.

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                          NATIONAL MARKETING CAMPAIGN

OVERVIEW

    We believe our Merchant.Point suite of products offers us a unique opportunity to be first to market with a fully functional and affordable electronic commerce application for small to midsized businesses. Because Merchant.Point features an easy-to-use interface that allows almost anyone to quickly build and maintain an electronic commerce storefront and has low start-up and monthly fees, we believe demand for our products will build quickly. To take advantage of these opportunities and begin positioning our company as a dominant player in the electronic commerce marketplace, we are launching a nationwide marketing campaign to attract value added resellers ("VARs") and to build a sales channel. This program will be targeted to resellers and supporters of Microsoft compatible accounting products that are supported by Accounting.Point. This community is a mix of VARs and accounting professionals.

GOALS

    Our marketing goals are as follows:

    - Position Merchant.Point and Accounting.Point as the premier electronic commerce solution for users of the compatible accounting products. This will be based upon the value of having an electronic commerce site that may be directly linked to an accounting system.

    - Recruit VARs through a seminar and promotional campaign because the Merchant.Point/Accounting.Point solution gives the VAR an incentive to do installed base selling and provides them with a way to attract new customers.

    - Generate a revenue stream from VARs selling our products.

    - Transfer sales and support costs to the VARs and other channel partners.

DESCRIPTION

    Our marketing campaign is a seminar-based education and recruiting initiative that will be supported by end-user advertising and collaborative marketing efforts with the accounting software vendors. The targeted vendors are Computer Associates; AccPac; Great Plains; Intuit-Quick Books, Sage-DacEasy, MAS 90 and Peachtree; and Soloman. There are approximately 8,000 VARs selling and supporting these vendors/products. We intend to develop partnerships with at least 500 of these VARs. The VARs will act as both a sales and support channel. The seminar series will recruit and educate the VARs and will enable them to conduct similar seminars which will be targeted at the ultimate customer. We will assist the VARs in holding these seminars.

RESELLER PROGRAM

    We have developed a comprehensive program to attract VARs and resellers to sell and support our products. We have set forth below a description of our program:

                                 ONE EAFFILIATE

    This is a referral program that allows our accounting reseller partners to collect a commission for referring qualified customers who are interested in Merchant.Point and our other products and services. We will manage all activities associated with closing the sales and will provide billing, implementation and support.

                              ONE EAFFILIATE PLUS

    Under this program, the reseller partner will close the sale and we will implement, install and support the customer.

                             ONE EPREMIUM AFFILIATE

    This is a value-added relationship between us and accounting system resellers, VARs and integrators. The reseller will handle all aspects of selling, implementing, maintaining and supporting the customer. We will provide technical support to the reseller.

                            LEAD GENERATION PROGRAMS

    We will actively pursue a host of lead generation programs to help produce a steady stream of leads that we can pass on to our resellers. We intend to have a strong presence at trade shows for the accounting and electronic commerce software industry. We will produce advertising and issue-oriented public relations campaigns to maintain a strong presence in the industry. Additionally, we have developed our Website into a very consistent source of qualified leads by providing our resellers, customers and prospects with the latest product, promotional and industry-specific information.

                           TURNKEY MARKETING PROGRAMS

    We have developed the following turnkey marketing programs to help make our reseller marketing campaigns more effective:

    - Direct mail;

    - Directory advertising;

    - Display advertising;

    - Seminars; and

    - Telemarketing.

                                     TRADE SHOWS

    These programs will allow our resellers to make use of our professional marketing staff and expertise to enhance their marketing efforts.

                                    SEMINARS

    One of the most effective ways to sell our products is through seminars to qualified prospects. We will provide our resellers with free tips, guidelines and checklists detailing how to conduct successful seminars and how to fill seats with qualified prospects. Our partners will have access to seminar invitation templates.

                            CO-OP MARKETING PROGRAM

    Our cooperative marketing program has been developed to enable our resellers to maximize their marketing dollars. Under this program, we will provide full or partial reimbursement for approved marketing activities undertaken by any reseller. Our resellers can earn co-op marketing accrual credits for every dollar they spend on our products. They can then choose to spend their marketing accrual credits on approved marketing activities or any of our turnkey programs to maximize their revenues.

                           VERTICAL MARKETING PROGRAM

    We believe that focusing on an industry-specific market is one of the best methods for our resellers to increase their revenue and obtain new business opportunities. Our experience has shown that many prospects are seeking a complete, industry-specific solution. We have developed relationships with key resellers in various vertical markets and we are deploying vertical portals.

    The vertical marketing program also gives our resellers a significant competitive edge over traditional resellers because they can rely on the expertise of the vertical partners/portals to help close the sale. This allows our resellers to easily expand into new markets without having to learn the requirements of each specific industry.

                               REFERENCE PROGRAM

    Credibility with our resellers' prospects can often be the deciding factor in closing a sale. Our online reference database is intended to provide them with that credibility. This resource contains the names of our satisfied customers. Our partners who provide at least three submissions earn full access to the database. Our resellers will also receive our reference library, which contains the core application and associated marketing materials for each of our products. This library is available to our resellers both as a demonstration tool and for their own internal use.

                          AUTHORIZED TRAINING CENTERS

    We believe that providing training to our customers and partners can produce a steady stream of revenue. By operating an authorized training center, our resellers can offer classroom training on any or all of our product lines, including courses on installation, implementation and technical support and can establish beneficial strategic relationships.

                               AFFILIATE WEBSITE

    We believe the key to the success of our resellers is smooth information exchange and an integrated team effort. Our affiliate program offers an online system designed to deliver important information such as sales leads, implementation assistance, education opportunities and news and events.

PROPRIETARY RIGHTS

    Proprietary rights are important to our success and our competitive position. To protect our proprietary rights, we rely generally on copyright, trademark, and trade secret laws, confidentiality agreements with employees and third parties, and license agreements with consultants, vendors and customers. Despite such protections, a third party could, without authorization, copy or otherwise appropriate information from our Websites. Our agreements with employees, consultants and others who participate in development activities could be breached, we may not have adequate remedies for any breach and our trade secrets may otherwise become known or independently developed by competitors.

    We have applied for numerous trademarks, none of which have been issued to date. Generally, we cannot protect our Web addresses for our trade communities as trademarks due to the fact that they are too generic. The laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective copyright, trademark and trade secret protection may not be available in such jurisdictions.

    There have been substantial amounts of litigation in the computer industry regarding intellectual property assets. Third parties may claim infringement by us with respect to current and future products, trademarks or other proprietary rights, or we may counterclaim against such parties in such actions. Any such claims or counterclaims could be time-consuming, result in costly litigation, diversion of management's attention, cause product release delays, require us to redesign our products or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our business, financial condition and operating results. Such royalty and licensing agreements, if required, may not be available in terms acceptable to us, or at all.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES

    New Internet legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Internet and online commerce, or the application of existing laws and regulations to the Internet and online commerce could harm our business, operating results and financial condition. We are subject to regulations applicable to businesses generally and laws or regulations directly applicable to communications over the Internet and access to online commerce. Although there are currently few laws and regulations directly applicable to the Internet and online retailing services, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust, taxation and characteristics and quality of products and services. For example, the United States Congress recently enacted Internet laws regarding children's privacy, copyrights, taxation and transmission of sexually explicit material and the European Union recently enacted its own privacy regulations. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations regarding Internet commerce and communications may decrease the growth of the Internet or commercial online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business and have a negative impact on our business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. For example, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. If we were alleged to have violated federal, state or foreign, civil or criminal law, even if we could successfully defend such claims, it could have a negative impact on our business, operating results and financial condition.

COMPETITION

    The market for electronic commerce is new and rapidly evolving. Competition for electronic commerce and business users is intense and is expected to increase significantly in the future. Several companies are primarily focused on selling electronic commerce Websites, but most existing competition is at a price point higher than our products with equivalent functionality and do not provide end to end electronic commerce products that link to the accounting system.

    Our competitors fall into two distinct categories: electronic commerce software developers and portal providers. We believe that the most compelling electronic commerce products to offer small and midsize businesses should be database driven to allow interaction with accounting and other information systems at the client's site. Additionally, the database should be accessible and manageable from the Website for ease of use. We believe that most small businesses desire that Internet hosting services be included within their electronic commerce software purchases. Finally, we believe that scalability of the product, enhanced features, direct hosting, links to order entry and inventory control systems and live person interaction is highly desirable. We do not believe that any of our competitor's products include the functionality set forth above at a price point that is competitive with ours and that includes the links to the accounting system. Many of our competitors have greater brand recognition and greater financial, marketing and other resources than ours. These include Yahoo Store, ICat Corporation, Forman Interactive, Mindspring, Oracle and IBM. This may place us at a disadvantage in responding to their pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. If we are unable to compete successfully against our competitors, our business, financial condition and operating results will be adversely affected.

    Portals are Websites that conglomerate information for Internet users in order to allow streamlining of information delivery. Their scope is global in nature and impersonal. We do not believe that the portals focus on electronic commerce that are designed for small and midsize businesses.

EMPLOYEES

    As of June 1, 1999, we had 32 full-time employees. We consider our relationships with our employees to be good. None of our employees are covered by collective bargaining agreements.

PROPERTIES

    Our corporate headquarters are located at Austin, Texas, where we lease approximately 5,600 square feet for a monthly lease payment of approximately $10,000 under a lease that expires June 5, 2001. Our research and development facility located in New Braunfels, Texas is under a lease that expires on December 1, 2000, for a monthly lease payment of approximately $11,000.

    We maintain most of our computer systems in leased Web-hosting facilities located in Austin, Texas. We entered into a one-year hosting agreement with IXC on March 5, 1999. The agreement may be renewed for additional terms unless terminated by prior written notice.

LEGAL PROCEEDINGS

    We are not a party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

    The following table sets forth certain information regarding the executive officers, directors and key employees of the Company.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS:
Gil Lozano...........................................          49   President and Director
David Carolan........................................          39   Chief Executive Officer and Director
John Baker Welch.....................................          44   Chief Financial Officer and Director
Jerry Baldwin........................................          48   Executive Vice President and Chief Marketing Officer
KEY EMPLOYEES
Gil Lozano...........................................          49   President
David Carolan........................................          39   Chief Executive Officer
Jerry Baldwin........................................          48   Executive Vice President and Chief Marketing Officer
Fernando Contreras...................................          40   Senior Vice President of Research and Development,
                                                                     Chief Technical Officer

    JOHN BAKER WELCH. John Welch is our Chairman of the Board and Chief Financial Officer. Mr. Welch has 23 years of experience as principal of the investment house Rothschild Investment Corporation of Chicago, Illinois. Mr. Welch graduated from Carthage College and completed advanced studies at the New York Institute of Finance. During his career, he has served on the boards of directors of many public companies bringing to them his strong background in investment banking and top management guidance.

    GIL LOZANO. Gil Lozano is our President. He has over twenty years experience in software design and development and marketing management in the software industry in Europe and the United States.

    During 1997, Mr. Lozano developed and launched www.virtual-world.com, which we believe is one of the most successful sites for electronic commerce on the Internet. During 1996, Mr. Lozano developed CuteFTP and increased Website activity from 200 product downloads per day to more than five thousand per day. In 1995, Mr. Lozano managed the Internationalization California Software's "InterAP" developed in Europe (Internet Suite: e-mail, browser, telnet, ftp and search agent) and a successful introduction of the product into the top five European Markets.

    In conjunction with DataEase International, Mr. Lozano developed an on-line retail car financing system for DIAL and Division of Barclays Bank, U.K. This system has been installed in all major European markets. Mr. Lozano developed applications for Mercedes Benz truck manufacturing plant (Vittoria, Spain), the Ford Motor Company plant in Valencia, Spain and Gaylord's National Corp. (a retailer based in New Jersey). Mr. Lozano's other experience includes working with IBM's Entry Systems Division, European Data Systems, the European Institute of Technological Studies and post-graduate work in Systems Design at New York University.

    DAVID CAROLAN. David Carolan is our Chief Executive Officer and has eighteen years experience in varied management situations involving public and privately-held small and midsize businesses: technology, insurance and finance, real estate and construction, manufacturing, retail, and employee assistance companies. Mr. Carolan founded Corridor Technologies, Inc. in 1995. Corridor provided LAN, WAN and telephony services to Central Texas midsize businesses including regional banks and hospital. Mr. Carolan was a Senior Business Consultant for Pegasus Information Systems which provided operational consulting including the sale of financial products and services of several investment and insurance firms. It also provided computer-related consulting including the sale and support of midrange accounting software and hardware.

    Mr. Carolan was CFO and Secretary/Treasurer for Enhanced Services Company, Inc which managed all financial aspects of a holding company and its subsidiary (Laptop Solutions, Inc.), including all accounting, operations and marketing. Mr. Carolan holds a B.B.A. from the University of Texas at Austin, in General Business.

    JERRY BALDWIN. Jerry Baldwin is our Executive Vice President and Chief Marketing Officer and he brings 25 years of marketing and sales management experience to our company. From October 1998 through March 1999, Mr. Baldwin was Managing Director of Sales and Channel Development at Acuity Corporation, Austin, Texas. Mr. Baldwin helped guide Acuity's entrance into the electronic commerce space with the WebCenter family of Customer Relationship Management software products. From April 1994 through September 1998, Mr. Baldwin served as President of Marketing Communications Group which provides consulting to such companies as ATI, Digital Equipment Corporation, EDS, IBM and Hewlett Packard. He has also held executive positions with BPI, CompuADD and Zenith Data Systems.

    Mr. Baldwin has served on many Industry Advisory Boards and was a founding member of both COMPTIA and MMPC Corporation. Mr. Baldwin was educated at St. John's University.

    FERNANDO CONTRERAS. Mr. Contreras serves as our Senior Vice President of Research and Development and our Chief Technology Officer. Mr. Contreras is the founder and former President and CEO of Sinergia. Mr. Contreras brings more than 16 years of experience with Hewlett Packard where he has held several management positions in both the technical and administrative areas and holds a Bachelor of Science and a Master of Science from the Georgia Institute of Technology.

COMMITTEES OF THE BOARD OF DIRECTORS

    The board of directors recently created a compensation committee. The compensation committee of the board of directors evaluates our compensation policies and administers our stock option plan. The members of the compensation committee are John Welch and Jeanne Hake.

DIRECTOR COMPENSATION

    We do not pay directors cash compensation, however they are reimbursed for the expenses they incur in attending meetings of the board or board committees. Non-employee directors are eligible to receive options to purchase Common Stock awarded under our equity compensation plan. See "--Stock Option Plan."

EXECUTIVE COMPENSATION

    The following table sets forth information for the fiscal year ended December 31, 1998 for our President and Chief Executive Officer. No other executive officer who held office on December 31, 1998 met the definition of "most highly compensated executive officer" within the meaning of the SEC's executive compensation disclosure rules for this period.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
                                                        -----------------------      LONG TERM
NAME AND PRINCIPAL POSITION                               SALARY       BONUS       COMPENSATION
------------------------------------------------------  ----------  -----------  -----------------
David Carolan
  Chief Executive Officer.............................  $  130,000         -0-             -0-
Gil Lozano
  President...........................................  $  130,000         -0-             -0-

STOCK OPTION INFORMATION

    We have granted no stock options to any person who met the definition of "most highly compensated executive officer" within the meaning of the SEC's executive compensation disclosure rules for this period.

STOCK OPTION PLAN

    EMPLOYEE STOCK OPTION PLAN. Under our First Amended and Restated Stock Option Plan (the "Stock Option Plan"), as approved by the stockholders and effective April 20, 1999, 1,440,000 shares of Common Stock are reserved and authorized for issuance upon the exercise of options. All of our employees are eligible to receive options under the Stock Option Plan. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The purpose of the Stock Option Plan is to further our growth and success by enabling selected employees to acquire shares of Common Stock, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. Options granted under the Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. It is the policy of the compensation committee that Options will become exercisable as follows: (i) 50% of the options will become exercisable on the second anniversary of the date of grant, or in certain cases, the commencement date of the holder's employment; (ii) an additional 25% of the options will become exercisable on the third anniversary of the date of grant, or in certain cases, the commencement date of the holder's employment; and (iii) the remaining 25% of the options will become exercisable on the fourth anniversary of the date of grant, or in certain cases, the commencement date of the holder's employment. However, the committee may grant options with different vesting amounts and periods. Options expire ten years after the date of grant, or in certain cases, the commencement date of the option holder's employment. An increase in the number of shares of Common Stock that may become available for sale in the public market, or the perception that such sales may occur, could adversely affect the market price prevailing from time to time of the Common Stock in the public market and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Shares Eligible for Future Sale."

EMPLOYMENT AGREEMENTS

    On October 27, 1998, we entered into substantially identical employment agreements with Mr. Carolan and Mr. Lozano. Under these agreements, Mr. Carolan and Mr. Lozano will each receive $130,000 annually and have the right to participate in our bonus and stock option plans. Each of these agreements has a term of one year and may be automatically renewed for an additional term of one year. Mr. Carolan and Mr. Lozano have agreed not to compete with our company for two years after the termination of this agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 78.75 of the Nevada Business Corporation Act provides the power to indemnify any officer or director acting in his capacity as our representative who was, is or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. Generally, the only limitation on our ability to indemnify our officers and directors is if they acted in good faith and in a manner which they believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

    Our bylaws provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in our right by reason of the fact that such director or officer is or was serving as our director, officer or employee or, at our request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. Our bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. Our bylaws authorize us to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

    We have also entered into agreements to indemnify our executive officers and directors for expenses and losses incurred in actions or proceedings arising out of their services as directors or officers. We have also obtained insurance policies that cover claims against our executive officers and directors, subject to certain exclusions.

LIMITATION OF LIABILITY

    Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer, except for liability:

    - for acts or omissions involving intentional misconduct, fraud or a knowing violation of law; or

    - for the payment of unlawful dividends prohibited by Nevada corporate law.

    At present, there is no pending litigation or proceeding, and we are not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the articles of incorporation or our bylaws.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information with respect to beneficial ownership of the Common Stock after the warrant distribution and as adjusted to reflect the exercise of all Warrants by (i) each person who beneficially owns more than 5% of the Common Stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all executive officers and directors as a group.

                                                                                                      SHARES
                                                              NUMBER OF SHARES OF                  BENEFICIALLY
                                                                  COMMON STOCK                    OWNED ASSUMING
                                                                  BENEFICIALLY      PERCENT OF      EXERCISE OF
NAME OF BENEFICIAL OWNER                                            OWNED(1)         OWNERSHIP    ALL WARRANTS(2)
------------------------------------------------------------  --------------------  -----------  -----------------
David B. Carolan............................................         5,917,644(3)                     6,497,644
Gil Lozano..................................................         4,573,697                        4,573,697
John B. Welch...............................................         1,503,839                        1,503,839
Fernando Contreras..........................................                --              --               --
Jerry Baldwin...............................................                --              --               --
All executive officers and directors as a group (5
  persons)(1)...............................................        11,995,180

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

(2) Messrs. Carolan, Lozano and Welch have waived their right to receive a distribution of Warrants.

(3) Mr. Carolan is the beneficial owner of 50,000 shares of Common Stock held in an Annual Withdrawal Trust and 200,000 shares of Common Stock held in a separate Annual Withdrawal Trust.

CERTAIN TRANSACTIONS

    In connection with the acquisition of Sinergia, we agreed to pay the following consideration to each of Messrs. Jose Antonio Grandizo and Fernando Contreras who are the principal owners of Sinergia; (i) 290,000 shares of our Common Stock; (ii) incentive stock options to purchase 25,000 shares of our Common Stock at $.50 per share; and (iii) $100,000 in cash payable in the amount of $50,000 on the closing of the acquisition and $50,000 on the year after the closing. Mr. Carolan has agreed to transfer 580,000 shares of his Common Stock to One eCommerce Corporation which will then deliver those shares to Messrs. Grandizo and Contreras as payment for their interest in Sinergia. Messrs. Grandizo and Contreras have agreed to transfer 2% of such consideration to the three other shareholders of Sinergia.

    In connection with the strategic partnership with Directories International, L.L.C., we granted options to purchase 100,000 shares of our Common Stock to Mr. Charles Smith at $1.50 per share and 100,000 shares of our Common Stock to Mr. Kenneth Martin at $1.50 per share.

    In connection with the acquisition of certain software owned by Mr. Bruce Wilson, we purchased all the software for 50,000 shares of our Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

    At the closing of the distribution of the Warrants, our authorized capital stock will consist of 50,000,000 shares of Common Stock, par value $.001 per share. We are a Nevada corporation and are subject to the Nevada Business Corporation Act. The following description is not complete and is subject to our Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this prospectus is a part.

COMMON STOCK

    Holders of the Common Stock are entitled to receive as, when and if declared by the Board of Directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any dividend preferences attributable to any preferred stock that may be authorized. Holders of Common Stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. There are no preemptive, conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in the assets available for distribution.

PREFERRED STOCK

    Our Articles of Incorporation permit the company to issue up to 500,000 shares of preferred stock with such rights, preferences and designations as determined by the Board of Directors. No shares of preferred stock have been issued by the company.

THE WARRANTS

    We declared a distribution of Warrants to holders of our Common Stock of record as of August 1, 1999, with the exception of certain of our principal shareholders who have waived their rights to receive Warrants, on a one for one basis. The Warrants will be distributed on the effective date of the prospectus. The Warrants will be exercisable at a price equal to 200% of the price of the Common Stock on the effective date of this prospectus. Our Common Stock is quoted on the NASD OTC Bulletin Board under the symbol "ONCE." Warrants are exercisable only if a current prospectus is then in effect, and the exercise is registered or otherwise qualified in any state or other jurisdiction where required.

    We may redeem all or a portion of the Warrants, at $.01 per warrant, upon 30 days' prior written notice to the Warrant holders in the event the closing bid price of our Common Stock exceeds or equals 300% of the exercise price per share for ten consecutive trading days. Any Warrant holder who does not exercise its Warrants prior to the redemption date, as set forth on our notice of redemption, will forfeit its right to purchase the shares of Common Stock underlying the Warrants. After the redemption date any outstanding Warrants referred to in the notice of redemption will become void and be canceled. If we do not redeem the Warrants, they will expire at the conclusion of the exercise period unless we extend the period.

    We may extend the exercise period of the Warrants at any time provided we give written notice of the extension to the Warrant holders prior to their expiration date. Also, we may, at any time, reduce the exercise price of the Warrants by written notice to the Warrant holders. We do not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

    The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of a liquidation, dissolution or winding-up of our company, Warrant holders will not be entitled to participate in our assets. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder, and no dividends may be declared on the Warrants.

    The Warrants may be exercised by surrendering the Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to us the exercise price per share in cash or check. Stock certificates will be issued as soon thereafter as practicable.

    The Warrants are not exercisable until the Warrants and the shares of Common Stock underlying the Warrants are registered. We filed with the Securities and Exchange Commission a registration statement with respect to the issuance of the Common Stock underlying the Warrants. This prospectus is part of such registration statement and the date of this prospectus is the effective date of the registration statement.

The effective date of the registration statement is the "Commencement Date" for determining the exercise period of the Warrants. We will also seek to register or qualify the Common Stock issuable upon the exercise of the Warrants under the Blue Sky laws of all states in which holders of the Warrants may reside.

REGISTRATION RIGHTS

    Pursuant to an agreement with Baytree Capital Associates, L.L.C. ("Baytree"), Baytree is entitled, subject to certain limitations, to "piggyback" registration rights that require us to include its registrable securities in registration statements that we may file under the Securities Act in the future. Registration of shares of Common Stock pursuant to the exercise of piggyback registration rights under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration. See "Shares Eligible for Future Sale."

TRANSFER AGENT

    The transfer agent for our Common Stock is Interwest Transfer Co., Inc., Salt Lake City, Utah.

LISTING

    The Common Stock is currently quoted on the NASD OTC Bulletin Board under the symbol "ONCE." The Company has applied for a quotation on the NASDAQ Small Cap Market under the symbol "ONCE."

                              PLAN OF DISTRIBUTION

    This prospectus relates to the distribution of 4,728,420 redeemable Warrants and 4,728,420 shares of our Common Stock underlying these Warrants. As soon as practicable after the date of this prospectus, the Warrants will be distributed to the record holders of our Common Stock as of August 1, 1999. The Warrants were not distributed and did not constitute an offer by us to sell the shares of Common Stock prior to the date of this prospectus.

    The distribution of the Warrants will be managed without an underwriter, and the shares of Common Stock to be issued upon exercise of the Warrants will be issued by an officer of the Company without any discount, sales commissions or other compensation being paid to anyone in connection with the distribution. In connection therewith, we will pay the costs of preparing, mailing and distributing this prospectus to the holders of our Common Stock. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

    There is no assurance that any of the Warrants will be exercised and that any of the shares of Common Stock will be sold. All funds received upon the exercise of any Warrants will be immediately available to the company for its use. See "Use of Proceeds."

                              EXERCISE PROCEDURES

    Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America by wire transfer or check payable to the order of "Interwest Transfer Co.--One eCommerce Escrow Account." All holders of Warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying Common Stock. It is presently estimated that certificates for the shares of Common Stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Of the 16,273,600 shares of Common Stock outstanding after the distribution, the 4,728,420 shares of Common Stock that may be issued upon exercise of the Warrants will be freely tradeable without restriction in the public market unless such shares are held by our "affiliates," as that term is defined in Rule 144(a) under the Securities Act. For purposes of Rule 144, an "affiliate" is a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such issuer. The 11,995,180 shares of Common Stock that are currently held by affiliates of the Company are "restricted securities" under the Securities Act and may be sold in the public market upon the expiration of certain holding periods under Rule 144, subject to the volume, manner of sale and other limitations of Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares for at least one year, including an "affiliate," is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

    - one percent of the then outstanding shares of our Common Stock (approximately 162,736 shares immediately following the offering), or

    - the average weekly trading volume during the four calendar weeks preceding the sale.

    Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A shareholder who is deemed not to have been an "affiliate" of ours at any time during the 90 days preceding a sale, and who has beneficially owned restricted shares for at least two years, would be entitled to sell such shares without regard to the volume limitations, manner of sale provisions or public information requirements.

    In addition, as of June 1, 1999, there were outstanding options to purchase 200,000 shares of Common Stock, of which 100,000 options were fully vested and exercisable. There are an aggregate of 1,440,000 shares of Common Stock reserved for issuance under our Stock Option Plan. See "Description of Capital Stock--Registration Rights."

                                    EXPERTS

    The consolidated financial statements of One eCommerce Corporation as of December 31, 1997 and 1998 and for the period from inception (November 1, 1998) to December 31, 1998 and for the period ended March 31, 1999 have been included herein and in the registration statement in reliance upon the reports of David Patrick and Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Sinergia Servicios, S.C. as of December 31, 1997 and 1998 and for the period ended March 31, 1999 have been included herein and in the registration statement in reliance upon the report of Tanner & Co., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Warrants and the Common Stock offered by this prospectus will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P., 816 Congress Avenue, Suite 1900, Austin, Texas 78701.

                             ADDITIONAL INFORMATION

    This prospectus constitutes a part of a registration statement on Form SB-2 (the "Registration Statement") filed by us with the Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information which is in the Registration Statement. Certain parts of the Registration Statement are omitted as allowed by the rules and regulations of the Commission. We refer to the Registration Statement and to the exhibits to such Registration Statement for further information with respect to the Company and the securities offered in this prospectus. Copies of the Registration Statement and the exhibits to such Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

    Upon completion of the distribution of the Warrants, we will file annual, quarterly and special reports and other information with the Commission. Such reports and information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Our Common Stock is quoted on the NASD Electronic Bulletin Board under the symbol "ONCE." The Commission maintains a Website that will contain all information filed electronically by us. The address of the Commission's Website is (http://www.sec.gov.).

    This prospectus includes statistical data regarding Internet usage and the advertising industry which were obtained from industry publications, including reports generated by International Data Corporation and Forrester Research. These industry publications generally indicate that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe those industry publications to be reliable, we have not independently verified such data. We also have not sought the consent of any of these organizations to refer to their reports in this prospectus.

                         INDEX TO FINANCIAL STATEMENTS
                           ONE eCOMMERCE CORPORATION

                                                                                                                 PAGE
                                                                                                               ---------
                                               ONE eCOMMERCE CORPORATION

Report of David Patrick & Company, P.C.......................................................................        F-2
Consolidated Statement of Financial Position.................................................................        F-3
Statements of Results of Operations..........................................................................        F-4
Statements of Changes in Shareholders' Equity................................................................        F-5
Statements of Cash Flows.....................................................................................        F-6
Notes to Financial Statements................................................................................        F-7
Pro Forma Combined Condensed Financial Statements............................................................       F-14
Unaudited Interim Consolidated Financial Statements..........................................................       F-18

                                                SINERGIA SERVICIOS, S.C.

Report of Tanner & Co........................................................................................       F-22
Balance Sheet................................................................................................       F-23
Statement of Operations......................................................................................       F-24
Statement of Partners Capital................................................................................       F-25
Statement of Cash Flows......................................................................................       F-26
Notes to Financial Statements................................................................................       F-27

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
One Commerce Corporation
New Braunfels, Texas

    We have audited the accompanying consolidated statement of financial position of One Commerce Corporation and its subsidiary as of December 31, 1998, and the related statements of results of operations, changes in shareholders' equity and cash flows of One Commerce Corporation for the period of inception (November 1, 1998) through December 31, 1998, and the consolidated statements of results of operations, changes in shareholders' equity and cash flows of Corridor Technologies, Inc. and subsidiary for the two years ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    Except as explained in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    We did not observe the taking of physical inventory of Corridor Technologies, Inc. as of December 31, 1996 and December 31, 1997, since these dates were prior to our appointment as auditors for the Company; and we were unable to satisfy ourselves regarding inventory quantities by means of other auditing procedures. Inventory amounts as of December 31, 1996 and December 31, 1997 enter into the determination of net income, changes in shareholders' equity and cash flows of Corridor Technologies, Inc. for the years ended December 31, 1998 and December 31, 1997.

    Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the consolidated statements of results of operations, changes in shareholders' equity and cash flows of Corridor Technologies, Inc. and subsidiary for the two years ended December 31, 1998.

    In our opinion, the consolidated statement of financial position of One Commerce Corporation and its subsidiary as of December 31, 1998 and the related statements of results of operations, changes in shareholders' equity and cash flows of One Commerce Corporation for the period of inception (November 1, 1998) through December 31, 1998, present fairly, in all material respects, the financial position of One Commerce Corporation as of December 31, 1998 and the results of its operations and its cash flows for the period of inception through December 31, 1998, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H to the financial statements, the Company has incurred operating deficits which raises substantial doubt about its ability to continue as a going concern. Management's plans to raise additional capital to fund operating deficits are also described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DAVID PATRICK & CO., P.C.

Houston, Texas
July 9, 1999

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                               DECEMBER 31, 1998

                                          ASSETS
CURRENT ASSETS
Cash............................................................................  $   4,885
Inventories.....................................................................     77,785
Trade accounts receivable, net of an allowance for doubtful
  accounts of $8,815............................................................    140,257
Accounts receivable--employees..................................................     53,331
Deferred income tax assets......................................................      7,592
                                                                                  ---------
  Total current assets..........................................................    283,850
                                                                                  ---------
PROPERTY AND EQUIPMENT, at cost
Office furniture and fixtures...................................................      3,429
Office equipment................................................................     93,388
Computer software...............................................................    603,459
Leasehold improvements..........................................................      3,646
                                                                                  ---------
  Total property & equipment....................................................    703,922
  Less accumulated depreciation and amortization................................     37,370
                                                                                  ---------
  Total property and equipment..................................................    666,552
                                                                                  ---------
OTHER ASSETS
Goodwill........................................................................    137,684
Other assets....................................................................      1,408
                                                                                  ---------
  Total other assets............................................................    139,092
                                                                                  ---------
  Total assets..................................................................  $1,089,494
                                                                                  ---------
                                                                                  ---------

                                        LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities........................................  $ 380,145
Customer deposits / deferred revenues...........................................     11,610
Short-term notes payable--Bank..................................................     75,000
Short-term convertible notes payable--Shareholders..............................     27,392
Current portion of long-term capital leases.....................................     18,661
                                                                                  ---------
  Total current liabilities.....................................................    512,808
LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES......................................     40,035
DEFERRED INCOME TAXES...........................................................      7,592
                                                                                  ---------
  Total liabilities.............................................................    560,435
                                                                                  ---------

                                   SHAREHOLDERS' EQUITY

COMMON STOCK, par value $.01, 1,000,000 shares authorized in 1997,
  794,000 shares issued and outstanding as of December 31, 1998.................      7,940
ADDITIONAL PAID-IN CAPITAL......................................................    624,588
RETAINED EARNINGS...............................................................   (103,469)
                                                                                  ---------
  Total shareholders' equity....................................................    529,059
                                                                                  ---------
  Total liabilities and shareholders' equity....................................  $1,089,494
                                                                                  ---------
                                                                                  ---------

   The accompanying notes are an integral part of these financial statements.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES
                      STATEMENTS OF RESULTS OF OPERATIONS

                                                        ONE COMMERCE
                                                         CORPORATION
                                                       FOR THE PERIOD
                                                        OF INCEPTION             CORRIDOR TECHNOLOGIES, INC.
                                                     (NOVEMBER 1, 1998)         AND SUBSIDIARY (CONSOLIDATED)
                                                           THROUGH               (PREDECESSOR TO ONE COMMERCE
                                                      DECEMBER 31, 1998                  CORPORATION)
                                                        (SUCCESSOR TO        ------------------------------------
                                                   CORRIDOR TECHNOLOGIES,       YEAR ENDED         YEAR ENDED
                                                            INC.)            DECEMBER 31, 1998  DECEMBER 31, 1997
                                                  -------------------------  -----------------  -----------------
REVENUES........................................        $           0          $   1,192,236       $   988,229
COSTS OF SALES..................................                    0                880,370           660,121
                                                          -----------        -----------------        --------
  Gross profit..................................                    0                311,866           328,108
                                                          -----------        -----------------        --------
SALES, GENERAL AND ADMINISTRATIVE EXPENSES
Sales and marketing expenses....................                7,152                 51,343             9,875
Personnel expenses:
  Salaries and wages............................               10,504                163,031           146,774
  Other personnel expenses......................                  537                 69,413            44,644
Programming, design and data services...........               73,644                 22,336                 0
Facilities expenses.............................                  439                 43,653            12,407
Other operating expenses........................               16,828                 68,522            26,628
                                                          -----------        -----------------        --------
  Total sales, general and administrative
    expenses....................................              109,104                418,298           240,328
                                                          -----------        -----------------        --------
  Income from operations........................             (109,104)              (106,432)           87,780
OTHER INCOME AND EXPENSES.......................                    0                (17,953)             (551)
                                                          -----------        -----------------        --------
  Net income (loss) before income taxes.........             (109,104)              (124,385)           87,229
INCOME TAX EXPENSE (BENEFIT)....................               (5,635)               (16,178)           21,813
                                                          -----------        -----------------        --------
  Net income (loss).............................        $    (103,469)         $    (108,207)      $    65,416
                                                          -----------        -----------------        --------
                                                          -----------        -----------------        --------

   The accompanying notes are an integral part of these financial statements.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                                       CORRIDOR
                                                                                                                      TECHNOLOGIES,
                                                                                                                            INC.
                                                                                                                          AND
                                                                                                                      SUBSIDIARY
                                                                                                                      (CONSOLIDATED)
                                                                                                                      (PREDECESSOR
                                                                                                                        TO ONE
                                                                              ONE COMMERCE CORPORATION                 COMMERCE
                                                                     (SUCCESSOR TO CORRIDOR TECHNOLOGIES, INC.)       CORPORATION)
                                                                 ---------------------------------------------------  -----------
                                                                              ADDITIONAL                   TOTAL
                                                                   COMMON       PAID-IN     RETAINED   SHAREHOLDER'S    COMMON
                                                                    STOCK       CAPITAL     EARNINGS      EQUITY         STOCK
                                                                 -----------  -----------  ----------  -------------  -----------
Balances as of December 31, 1996...............................   $       0    $       0   $        0   $         0    $   1,000

Sales of common stock in 1997..................................                                                  --           --

Net income for the year ended December 31, 1997................                                    --            --
                                                                 -----------  -----------  ----------  -------------  -----------

Balances as of December 31, 1997...............................           0            0            0             0        1,000

Sales of common stock in 1998..................................       7,940      624,588                    632,528           --

Net loss for the year ended December 31, 1998..................                              (103,469)     (103,469)          --
                                                                 -----------  -----------  ----------  -------------  -----------

Balances as of December 31, 1998...............................   $   7,940    $ 624,588   $ (103,469)  $   529,059    $   1,000
                                                                 -----------  -----------  ----------  -------------  -----------
                                                                 -----------  -----------  ----------  -------------  -----------


                                                                   ADDITIONAL                     TOTAL
                                                                     PAID-IN       RETAINED   SHAREHOLDER'S
                                                                     CAPITAL       EARNINGS       EQUITY
                                                                 ---------------  ----------  --------------
Balances as of December 31, 1996...............................     $       0     $   19,627    $   20,627
Sales of common stock in 1997..................................            --                           --
Net income for the year ended December 31, 1997................                       65,416        65,416
                                                                           --
                                                                                  ----------  --------------
Balances as of December 31, 1997...............................             0         85,043        86,043
Sales of common stock in 1998..................................            --                           --
Net loss for the year ended December 31, 1998..................            --       (108,207)     (108,207)
                                                                           --
                                                                                  ----------  --------------
Balances as of December 31, 1998...............................     $       0     $  (23,164)   $  (22,164)
                                                                           --
                                                                           --
                                                                                  ----------  --------------
                                                                                  ----------  --------------

   The accompanying notes are an integral part of these financial statements.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS

                                                               ONE COMMERCE
                                                               CORPORATION
                                                              FOR THE PERIOD
                                                               OF INCEPTION          CORRIDOR TECHNOLOGIES, INC.
                                                            (NOVEMBER 1, 1998)      AND SUBSIDIARY (CONSOLIDATED)
                                                                 THROUGH             (PREDECESSOR TO ONE COMMERCE
                                                            DECEMBER 31, 1998                CORPORATION)
                                                              (SUCCESSOR TO      ------------------------------------
                                                                 CORRIDOR           YEAR ENDED         YEAR ENDED
                                                           TECHNOLOGIES, INC.)   DECEMBER 31, 1998  DECEMBER 31, 1997
                                                           --------------------  -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)........................................       $ (103,469)          $(108,207)         $  65,416
                                                                ----------       -----------------  -----------------

Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization..........................           25,175               9,348              1,195
  Change in assets and liabilities:
    (Increase) decrease in inventory.....................                              (66,931)            75,589
    (Increase) decrease in trade accounts receivable.....                               15,265           (145,042)
    (Increase) decrease in inter-company accounts........            9,999              (9,999)                 0
    (Increase) decrease in employee accounts
      receivable.........................................                              (53,331)                 0
    (Increase) decrease in deferred income tax assets....                                5,027            (12,619)
    (Increase) decrease in other assets..................                                  199               (998)
    Increase (decrease) in deferred revenues.............                               11,610            (48,913)
    Increase (decrease) in deferred tax liabilities......                              (26,840)            34,432
    Increase (decrease) in accounts payable and accrued
      liabilities........................................          111,270             184,451             51,093
                                                                ----------       -----------------  -----------------

    Total adjustments....................................          146,444              68,799            (45,263)
                                                                ----------       -----------------  -----------------

    Net cash used in operating activities................           42,975             (39,408)            20,153
                                                                ----------       -----------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of furniture and fixtures....................                                 (750)            (2,077)
Acquisition of office equipment..........................           (1,216)            (67,706)           (16,541)
Acquisition of computer software.........................          (71,759)            (17,301)                 0
Leasehold improvements...................................                               (3,646)                 0
Acquisition of subsidiaries..............................         (115,520)                  0             (5,000)
                                                                ----------       -----------------  -----------------

    Net cash used in investing activities................         (188,495)            (89,403)           (23,618)
                                                                ----------       -----------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock.....................................          118,128                   0              6,000
Proceeds of short-term notes payable to bank.............                               75,000                  0
Proceeds of capital leases payable.......................
Proceeds of capital leases payable.......................                               58,696                  0
Proceeds of short-term convertible notes payable to
  shareholders...........................................           27,392                   0             (2,535)
                                                                ----------       -----------------  -----------------

    Net cash provided by financing activities............          145,520             133,696              3,465
                                                                ----------       -----------------  -----------------

    Net increase (decrease) in cash and temporary cash
      investments........................................                0               4,885                  0

CASH AND TEMPORARY CASH INVESTMENTS AT BEGINNING OF
  PERIOD.................................................                0                   0                  0
                                                                ----------       -----------------  -----------------

CASH AND TEMPORARY CASH INVESTMENTS AT END OF PERIOD.....       $        0           $   4,885          $       0
                                                                ----------       -----------------  -----------------
                                                                ----------       -----------------  -----------------

SUPPLEMENTAL CASH FLOWS DISCLOSURES
  In 1998, One Commerce Corporation issued 200,000 shares of common stock, valued at $514,400, in connection with the acquisition of computer software.

   The accompanying notes are an integral part of these financial statements

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies of One Commerce Corporation and subsidiary (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION

    One Commerce Corporation (a Texas Corporation) was organized in November 1997 and began operations November 1, 1998.

BASIS OF CONSOLIDATION

    The consolidated statement of financial position of One Commerce Corporation includes the accounts of Corridor Technologies, Inc. ("Corridor"), a wholly owned subsidiary. Corridor also includes the accounts of Corridor Telecom, LLC, a wholly owned subsidiary of Corridor. The Company paid $115,520 for Corridor, acquiring 51% of the outstanding common stock of Corridor for $52,020 from the Company's president and major shareholder. The acquisition of Corridor was completed as of December 31, 1998 and was accounted for as a business combination under the "purchase method" of accounting. The consolidated statement of financial position reflects the combined assets, liabilities and shareholders' equity of the consolidated companies. In accordance with generally accepted accounting principles, the operating statements for purchase method business combinations report combined results only for the period subsequent to the combination. Accordingly, the statements of results of operations, changes in shareholders' equity and cash flows of One Commerce Corporation exclude the 1998 operating results of Corridor.

    The consolidated statement of results of operations, changes in shareholders' equity and cash flows of Corridor reflect the operating results of Corridor and Corridor Telecom, LLC.

BUSINESS ACTIVITY

    As of December 31, 1998, the Company was preparing to develop and support web sites and electronic commerce for small and midsize businesses and provide electronic marketing services. Through Corridor, the Company provides sales, service, installation and support of computer hardware and computer software, provides local and wide area network installation and support, and provides print advertising services.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                                                                                            YEARS
                                                                                            -----
Computer software......................................................................         2-5
Office furniture and fixtures..........................................................         5-7
Office machines and equipment..........................................................         5-7
Leasehold improvements.................................................................         5-7

    Software amortization expense for the Company was $25,175 in 1998 and is included in programming, design and data services in the statement of results of operations. Depreciation expense for Corridor was $9,348 and $1,195 for the years ended December 31, 1998 and 1997, respectively.

    Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

INTANGIBLE ASSETS

    The Company capitalizes the costs of developing certain software, which will be used by the Company and marketed by the Company in the future. The technological feasibility of this software has previously been established. The Company capitalized $71,569 of software development costs during the current year. Corridor capitalized $17,301 of software development costs during the year ended December 31, 1998. The software is under development and no amortization was recorded during the year. The Company incurred estimated research and development costs for computer software to be sold of $5,336 in 1998. Corridor incurred estimated research and development costs for computer software to be sold of approximately $3,500 in 1998.

INCOME TAXES

    Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of property and equipment for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

    For the year ended December 31, 1998, the Company's first taxable year, the Company has a loss. The Company realized a tax benefit as a result of consolidating its tax loss with Corridor. Accordingly, a tax benefit of $5,635 is reflected in the financial statements of One Commerce Corporation.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Deferred tax assets and liabilities of Corridor as of December 31, 1998 consisted of the following:

Deferred tax asset................................................  $  16,919
Deferred tax liability............................................    (10,635)
Valuation allowance...............................................     (6,284)
                                                                    ---------
                                                                    $       0
                                                                    ---------
                                                                    ---------

    Prior to 1997, Corridor was an "S Corporation" under Subchapter S of the Internal Revenue Code. Accordingly, the taxable income or loss of Corridor was includable in the taxable income of the shareholders. No provision for income taxes was recorded by Corridor. Effective January 1, 1997, Corridor revoked the "S corporation" status. Corridor had a net operating loss carryforward as of December 31, 1997 of $32,962. It is expected that the loss carryforward will be utilized in 1998.

    Corridor files U.S. Federal income tax returns on the "cash basis". Accordingly, the tax bases of trade accounts receivable are lower than their bases for financial reporting purposes, and the tax bases of accounts payable exceed their bases for financial reporting purposes, resulting in deferred tax assets or liabilities. Property and equipment exceed their tax bases by the cumulative amount that accelerated tax basis depreciation exceeds straight-line depreciation. This excess will be taxable in future periods through reduced depreciation deductions for tax purposes.

    The provision for income taxes for Corridor consists of the following:

                                                                            1998       1997
                                                                         ----------  ---------
Current taxes..........................................................  $    5,635  $      --
Deferred taxes.........................................................     (34,748)    21,813
Valuation allowance....................................................      12,935         --
                                                                         ----------  ---------
                                                                         $  (16,178) $  21,813
                                                                         ----------  ---------
                                                                         ----------  ---------

    Deferred tax assets and liabilities as of December 31, 1998 and 1997 consisted of the following:

                                                                           1998        1997
                                                                        ----------  ----------
Deferred tax assets...................................................  $   20,527  $   12,619
Deferred tax liability................................................      (7,592)    (34,432)
Valuation allowance...................................................     (12,935)         --
                                                                        ----------  ----------
  Net deferred tax asset (liability)..................................  $        0  $  (21,813)
                                                                        ----------  ----------
                                                                        ----------  ----------

    The 1998 tax provision for Corridor differed from the expense that would result from applying statutory rates to income before income taxes because of certain expenses are non-deductible for income taxes and the valuation allowance for deferred tax assets. The 1997 provision differs due to certain non-deductible expenses, and certain tax benefits and liabilities resulting from the revocation of "S Corporation" status, which were not previously recorded by Corridor.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
AMORTIZATION OF GOODWILL

    Cost of investments in purchased companies in excess of the underlying fair value of net assets at dates of acquisition are recorded as goodwill and amortized over 10 years on a straight-line basis.

ADVERTISING COSTS

    The Company recognizes advertising costs in the period incurred. Advertising costs of the Company were $1,600 for 1998, and were $31,646 and $2,479 for Corridor for the years ended December 31, 1998 and 1997, respectively.

NOTE B--SHORT-TERM NOTES PAYABLE

    Short-term notes payable to a bank as of December 31, 1998 consisted of the following:

Note payable--bank, dated September 30, 1998, accruing interest at
  10%, payable monthly, due March 30, 1999, secured by accounts receivable. .....................................................  $  50,000

Note payable--bank, dated December 15, 1998, accruing interest at
  9.75%, payable monthly, due February 15, 1999, secured by
  accounts
  receivable. .....................................................     25,000
                                                                     ---------
Total..............................................................  $  75,000
                                                                     ---------
                                                                     ---------

    Short-term convertible notes payable to Shareholders as of December 31, 1998 consisted of the following:

5% note payable dated November 4, 1998, interest payable
  semi-annually, due November 1, 1999. The note holder has the right to convert the unpaid amounts due under this note into common stock at the rate of $4 per share (to be adjusted for stock splits) at any time after May 1,
  1999. ...........................................................  $   4,565

5% note payable dated December 7, 1998, interest payable
  semi-annually, due December 1, 1999. The note holder has the right to convert the unpaid amounts due under this note into common stock at the rate of $4 per share (to be adjusted for stock splits) at any time after June 1,
  1999. ...........................................................      4,565

5% note payable dated November 4, 1998, interest payable
  semi-annually, due November 1, 1999. The note holder has the right to convert the unpaid amounts due under this note into common stock at the rate of $4 per share (to be adjusted for stock splits) at any time after May 1,
  1999. ...........................................................     18,262
                                                                     ---------
                                                                     $  27,392
                                                                     ---------
                                                                     ---------

    Interest expense for Corridor was $5,793 and $0 for the years ended December 31, 1998 and 1997, respectively.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES

NOTE C--INVENTORIES

    Inventories consist primarily of computer hardware and telephone equipment and are priced at the lower of cost (average cost) or market.

NOTE D--PENSION PLAN

    Corridor has a SEP IRA defined contribution profit sharing plan, which allows the Company to make contributions to the plan if it should chose to do so. No contribution amounts have been accrued for 1998. Contributions for 1997 were $17,500.

NOTE E--LEASE OBLIGATIONS

    Corridor leases computer equipment with an original cost of $48,516 under a capital leases requiring the Company to pay related property taxes and maintain adequate insurance coverage. Related accumulated depreciation as of December 31, 1998 was $3,381.

    The following is a schedule, by year, of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1998:

Year ending December 31:
  1999............................................................  $  21,688
  2000............................................................     20,428
  2001............................................................      7,560
  2002............................................................      7,560
  2003............................................................      9,800
                                                                    ---------
Total minimum lease payments......................................     67,036
Less: Amounts representing interest...............................     (8,340)
                                                                    ---------
Present value of net minimum lease-payment........................     58,696
  Less current portion............................................    (18,661)
                                                                    ---------
Non-current portion...............................................  $  40,035
                                                                    ---------
                                                                    ---------

    The Company leases office space under operating leases. The future minimum lease payments for these facilities are as follows:

YEAR ENDING DECEMBER 31,                                                              AMOUNT
----------------------------------------------------------------------------------  ----------
1999..............................................................................  $   40,704
2000..............................................................................      40,704
2001..............................................................................      37,312
                                                                                    ----------
                                                                                    $  118,720
                                                                                    ----------
                                                                                    ----------

    Subsequent to December 31, 1998, the Company entered into an additional lease that will also mature in 2001. The future minimum lease payments under this lease are $170,985.

    Lease rental expense of Corridor was $15,486 and $10,382 for the years ended December 31,1998 and 1997.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES

NOTE F-- SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION AND NONCASH
        INVESTING AND FINANCING ACTIVITIES

    200,000 shares of common stock, valued at $514,400 were issued to acquire computer software and web sites from a shareholder and officer of the Company.

    Interest expense paid by Corridor during 1998 was $3,784.

NOTE G--SUBSEQUENT EVENTS

    On March 8, 1999, the Company authorized 29,000,000 additional shares of common stock and 15,000,000 shares of preferred stock. The Company also approved a stock split of 18 new shares for each old share owned.

    Also on March 8, 1999, the Company approved a merger of Corridor with and into the Company.

    Also on March 8, 1999, the Company approved an employee stock option plan for issuance of up to 1,440,000 shares of the Company's common stock.

    On March 30, 1999, The Company approved an agreement and plan of reorganization providing for all shares of common stock of the Company to be exchanged for common stock of One e-Commerce Corporation (formerly Arianne Co.), resulting in the Company becoming a wholly-owned subsidiary of One e-Commerce Corporation.

    In June 1999 the Company decided to discontinue certain operations of Corridor, including sales of computer hardware and software and installation and support of computer networks.

NOTE H--OPERATING DEFICITS AND REALIZATION OF ASSETS

    As of December 31, 1998 the Company had recently begun offering services to design, develop, maintain and host web-sites and related services to implement e-commerce for small to medium sized businesses. As reflected in the statement of results of operations, the Company incurred a loss of $103,469. Operating losses have continued in 1999 as the Company has incurred increased operating expenses in preparation for the increased revenues expected by the Company. The Company has entered into marketing agreements to market products and services, which are expected to begin in the summer of 1999. One e-Commerce Corporation plans to become a SEC reporting company in 1999 in connection with an offering of securities.

    While the Company and One e-Commerce Corporation have a business plan to raise additional capital to fund operating deficits, there can be no assurance that the Company or One e-Commerce will be successful in accomplishing its objectives. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE I--RELATED PARTY TRANSACTIONS

    As of December 31, 1998, advances to employees includes $50,800 due from the Company's president, who is also a major shareholder. Of the amount, $50,000 was repaid in January 1999.

    The statement of results of operations of One Commerce Corporation includes advertising and promotional expenses for products and services purchased from Corridor of $2,875.

                   ONE COMMERCE CORPORATION AND SUBSIDIARIES

NOTE J--ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Accounts payable and accrued liabilities included bank overdrafts in the amount of $15,047 as of December 31, 1998.

NOTE K--CONCENTRATION OF CREDIT RISKS

    Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of trade accounts receivable. As of December 31, 1998, substantially all of trade accounts receivable was due from customers located in Central Texas. Accordingly, the Company has credit risk associated with the economic environment in Central Texas.

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY

                      (FORMERLY ONE COMMERCE CORPORATION)
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                               BALANCE SHEET DATA

                               DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                                  PRO FORMA ADJUSTMENTS
                                                                      ONE       --------------------------
                                           SINERGIA    ARRIANE      COMMERCE         DR            CR          TOTAL
                                          ----------  ----------  ------------  ------------  ------------  ------------
Cash....................................  $   13,247  $      368  $      4,885  $             $             $     18,500
Inventories.............................          --          --        77,785                                    77,785
Trade receivables.......................      87,551          --       140,257                                   227,808
Employee receivables....................          --          --        53,331                                    53,331
Deferred income taxes...................          --          --         7,592                                     7,592
Prepaid expenses........................      28,948          --            --                                    28,948
                                          ----------  ----------  ------------                              ------------
                                             129,746         368       283,850                                   413,964
                                          ----------  ----------  ------------                              ------------
  Net property & equip. ................      62,380          --       666,552                                   728,932
                                          ----------  ----------  ------------                              ------------
Investments.............................          --          --            --       139,882       139,882            --
Goodwill................................          --          --       137,684     2,960,118       296,012     2,801,790
Other assets............................          --          --         1,408            --            --         1,408
                                          ----------  ----------  ------------  ------------  ------------  ------------
  Total assets..........................  $  192,126  $      368  $  1,089,494  $  3,100,000  $    435,894  $  3,946,094
                                          ----------  ----------  ------------  ------------  ------------  ------------
                                          ----------  ----------  ------------  ------------  ------------  ------------

Accounts payable and accrued
  liabilities...........................  $   75,333  $       --  $    380,145  $             $             $    455,478
Accounts payable--related parties.......      62,950       9,137            --                                    72,087
Customer deposits.......................          --          --        11,610                                    11,610
Note payable--Bank......................          --          --        75,000                                    75,000
Convertible notes payable--
  shareholders..........................          --          --        27,392                                    27,392
Current portion--capital leases.........          --          --        18,661                                    18,661
                                          ----------  ----------  ------------                              ------------
Total current liabilities...............     138,283       9,137       512,808                                   660,228
                                          ----------  ----------  ------------                              ------------
Long-term capital lease obligation......          --          --        40,035                                    40,035
Deferred income taxes...................          --          --         7,592                                     7,592
Common stock............................     107,838       5,375         7,940       113,213           580         8,520
Paid-in capital.........................          --       7,125       624,588        26,669     3,099,420     3,704,464
Retained earnings.......................     (46,394)    (21,269)     (103,469)      296,012            --      (467,144)
Cumulative foreign currency translation
  adjustment............................      (7,601)         --            --            --            --        (7,601)
                                          ----------  ----------  ------------  ------------  ------------  ------------
  Total shareholders' equity............      53,843      (8,769)      529,059       435,894     3,100,000     3,238,239
                                          ----------  ----------  ------------  ------------  ------------  ------------
  Total.................................  $  192,126  $      368  $  1,089,494  $  3,535,894  $  3,535,894  $  3,946,094
                                          ----------  ----------  ------------  ------------  ------------  ------------
                                          ----------  ----------  ------------  ------------  ------------  ------------

Pro Forma adjustments to record the acquisition of Sinergia as if it occurred on
                                January 1, 1998.

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY
                      (FORMERLY ONE COMMERCE CORPORATION)

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                             INCOME STATEMENT DATA

                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                              PRO FORMA ADJUSTMENTS
                                                                   ONE       ------------------------
                                         SINERGIA    ARRIANE     COMMERCE        DR           CR          TOTAL
                                        ----------  ---------  ------------  -----------  -----------  ------------
Revenues..............................  $  865,449  $      --  $  1,192,236   $            $           $  2,057,685
Cost of sales.........................     670,502         --       880,370                               1,550,872
  Gross profit........................     194,947         --       311,866                                 506,813
                                        ----------  ---------  ------------                            ------------
Selling general and
  administrative......................     245,399      8,866       527,402     296,012           --      1,077,679
                                        ----------  ---------  ------------                            ------------
Operating income (loss)...............     (50,452)    (8,866)     (215,536)    296,012           --       (570,866)
Other income (expense)................       4,058       (582)      (17,953)         --           --        (14,477)
                                        ----------  ---------  ------------  -----------  -----------  ------------
Net loss before income tax benefit....     (46,394)    (9,448)     (233,489)    296,012           --       (585,343)
Income tax benefit....................          --         --        21,813          --           --         21,813
                                        ----------  ---------  ------------  -----------  -----------  ------------
Net income (loss).....................  $  (46,394) $  (9,448) $   (211,676)  $ 296,012    $      --   $   (563,530)
                                        ----------  ---------  ------------  -----------  -----------  ------------
                                        ----------  ---------  ------------  -----------  -----------  ------------
Earnings (loss) per share
  applicable to common stock:
Basic and diluted loss per share,
  assuming 16,723,600 shares
  outstanding on January 1, 1998......                                                                 $      (0.03)
                                                                                                       ------------
                                                                                                       ------------

Pro Forma adjustments to record the acquisition of Sinergia as if it occurred on
                                January 1, 1998.

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY
                      (FORMERLY ONE COMMERCE CORPORATION)

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                               BALANCE SHEET DATA

                                 MARCH 31, 1999
                                  (UNAUDITED)

                                    SINERGIA    ARRIANE    ONE COMMERCE   PRO FORMA    ADJUSTMENTS      TOTAL
                                   ----------  ----------  ------------  ------------  ------------  ------------
Cash.............................  $   44,454  $       --  $    785,860  $             $             $    830,314
Inventories......................          --          --        62,150                                    62,150
Trade receivables................     150,725          --       305,255                                   455,980
Employee receivables.............          --          --         5,616                                     5,616
Prepaid expenses.................      12,848          --         6,402                                    19,250
                                   ----------  ----------  ------------                              ------------
                                      208,027          --     1,165,283                                 1,373,310
                                   ----------  ----------  ------------                              ------------
Net property & equip.............      61,539          --       825,537                                   887,076
                                   ----------  ----------  ------------                              ------------
Goodwill.........................          --          --       137,684     2,960,118       370,015     2,727,787
Other assets.....................          --          --         5,610            --            --         5,610
                                   ----------  ----------  ------------  ------------  ------------  ------------
  Total assets...................  $  269,566  $       --  $  2,134,114  $  2,960,118  $    370,015  $  4,993,783
                                   ----------  ----------  ------------  ------------  ------------  ------------
                                   ----------  ----------  ------------  ------------  ------------  ------------
Accounts payable and accrued
  liabilities....................  $   91,561  $       --  $    431,459  $             $             $    523,020
Accounts payable--related
  parties........................      38,123          --         3,465                                    41,588
Customer deposits................          --          --        11,394                                    11,394
Notes payable--Bank..............          --          --        75,000                                    75,000
Convertible notes payable--
  shareholders...................          --          --        27,392                                    27,392
Current portion--capital
  leases.........................          --          --        18,975                                    18,975
                                   ----------  ----------  ------------                              ------------
  Total current liabilities......     129,684          --       567,685                                   697,369
                                   ----------  ----------  ------------                              ------------
Long-term capital lease
  obligation.....................          --          --        35,954                                    35,954
Common stock.....................     146,289       5,375        16,724       151,664           580        17,304
Paid-in capital..................          --      16,262     1,641,656                   3,132,839     4,790,757
Retained earnings................          --     (21,637)     (127,905)      391,652                    (541,194)
Cumulative foreign currency
  translation adjustment.........      (6,407)         --            --                                    (6,407)
                                   ----------  ----------  ------------                              ------------
  Total shareholders' equity.....     139,882          --     1,530,475       543,316     3,133,419     4,260,460
                                   ----------  ----------  ------------  ------------  ------------  ------------
  Total..........................  $  269,566  $       --  $  2,134,114  $    543,316  $  3,133,419  $  4,993,783
                                   ----------  ----------  ------------  ------------  ------------  ------------
                                   ----------  ----------  ------------  ------------  ------------  ------------

Pro Forma adjustments to record the acquisition of Sinergia as if it occurred on
                                January 1, 1998.

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY
                      (FORMERLY ONE COMMERCE CORPORATION)
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                             INCOME STATEMENT DATA
                       THREE MONTHS ENDING MARCH 31, 1999
                                  (UNAUDITED)

                                                                                ONE
                                                     SINERGIA     ARRIANE     COMMERCE    PRO FORMA    ADJUSTMENTS     TOTAL
                                                    ----------  -----------  ----------  -----------  -------------  ----------
Revenues..........................................  $  307,757   $      --   $  423,054   $             $            $  730,811
Cost of sales.....................................     204,432          --      223,439                                 427,871
                                                    ----------       -----   ----------                              ----------
  Gross profit....................................     103,325          --      199,615                                 302,940
                                                    ----------       -----   ----------                              ----------
Selling general and administrative................      61,939         368      220,951      74,003                     357,261
                                                    ----------       -----   ----------                              ----------
  Operating income (loss).........................      41,386        (368)     (21,336)                                (54,321)
  Other income (expense)..........................       1,455          --       (3,100)         --            --        (1,645)
                                                    ----------       -----   ----------  -----------       ------    ----------
  Net income (loss)...............................  $   42,841   $    (368)  $  (24,436)  $  74,003     $      --    $  (55,966)
                                                    ----------       -----   ----------  -----------       ------    ----------
                                                    ----------       -----   ----------  -----------       ------    ----------
  Earnings (loss) per share applicable to common
    stock:
    Basic and diluted loss per share..............                                                                   $     0.00
                                                                                                                     ----------
                                                                                                                     ----------

Pro Forma adjustments to record the acquisition of Sinergia as if it occurred on
                                January 1, 1998.

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY
                      (FORMERLY ONE COMMERCE CORPORATION)

                           CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)

                                                                                                       MARCH 31,
                                                                                                         1999
                                                                                                     -------------
Cash...............................................................................................  $     785,860
Inventories........................................................................................         62,150
Trade receivables..................................................................................        305,255
Employee receivables...............................................................................          5,616
Prepaid expenses...................................................................................          6,402
                                                                                                     -------------
                                                                                                         1,165,283
                                                                                                     -------------
Net property & equipment, at cost..................................................................        825,537
                                                                                                     -------------
Goodwill...........................................................................................        137,684
Other assets.......................................................................................          5,610
                                                                                                     -------------
  Total assets.....................................................................................  $   2,134,114
                                                                                                     -------------
                                                                                                     -------------
Accounts payable and accrued liabilities...........................................................        431,459
Accounts payable--related parties..................................................................          3,465
Customer deposits..................................................................................         11,394
Notes payable--Bank................................................................................         75,000
Convertible notes payable shareholders.............................................................         27,392
Current portion--capital leases....................................................................         18,975
                                                                                                     -------------
  Total current liabilities........................................................................        567,685
                                                                                                     -------------
Long-term capital lease obligation.................................................................         35,954
Shareholders' equity:
  Common stock, par value $.001, 50,000,000 shares authorized, 16,723,600 issued and outstanding at
    March 31, 1999.................................................................................         16,724
  Additional paid-in capital.......................................................................      1,641,656
  Accumulated deficit..............................................................................       (127,905)
                                                                                                     -------------
Total shareholders' equity.........................................................................      1,530,475
                                                                                                     -------------
Total..............................................................................................  $   2,134,114
                                                                                                     -------------
                                                                                                     -------------

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY
                      (FORMERLY ONE COMMERCE CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            ----------  ----------
Revenues..................................................................................  $  423,054  $  217,079
Cost of sales.............................................................................     223,439     126,139
                                                                                            ----------  ----------
  Gross profit............................................................................     199,615      90,940
                                                                                            ----------  ----------

Selling general and administrative:
  Salaries and wages......................................................................      76,505      54,625
  Other...................................................................................     144,446      32,422
                                                                                            ----------  ----------
  Total...................................................................................     220,951      87,047
                                                                                            ----------  ----------
Operating income (loss)...................................................................     (21,336)      3,893
Other income (expense)....................................................................      (3,100)       (368)
                                                                                            ----------  ----------
Net income (loss).........................................................................  $  (24,436) $    3,525
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Basic earnings (loss) per share...........................................................  $    (0.01) $       --
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY
                      (FORMERLY ONE COMMERCE CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                          ------------------------
                                                                                              1999         1998
                                                                                          ------------  ----------
Cash flows from operating activities:
  Net Income (loss).....................................................................  $    (24,436) $    3,525
  Adjustments to reconcile net income (loss) to net cash provided by operations:
    Depreciation and amortization.......................................................        12,144         300
    Changes in current assets...........................................................      (100,458)     16,326
    Changes in current liabilities......................................................        54,877     (16,584)
                                                                                          ------------  ----------
  Net cash provided (used) by operating activities......................................       (57,873)      3,567
                                                                                          ------------  ----------
Cash flows from investing activities:
  Acquisition of property and equipment.................................................      (171,129)     (3,567)
  Other.................................................................................        (4,202)         --
                                                                                          ------------  ----------
  Net cash provided (used) by investing activities......................................      (175,331)     (3,567)
                                                                                          ------------  ----------
Cash flows from investing activities:
  Sale of common stock..................................................................     1,025,820          --
  Other.................................................................................       (11,641)         --
                                                                                          ------------  ----------
  Net cash provided (used) by financing activities......................................     1,014,179          --
                                                                                          ------------  ----------
Net increase (decrease) in cash and cash equivalents....................................       780,975          --
Beginning cash and cash equivalents.....................................................         4,885          --
                                                                                          ------------  ----------
Ending cash and cash equivalents........................................................  $    785,860  $       --
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                    ONE ECOMMERCE CORPORATION AND SUBSIDIARY

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1. The condensed consolidated financial statements include the accounts of One eCommerce Corporation and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

2. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form SB-2. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

3. The Company used the asset and liability method of Statement 109 for accounting for income taxes. Pursuant to this method, deferred tax, assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

4. On March 17, 1999, One Commerce Corporation was acquired by Arainne Co., a Nevada corporation ("Arainne") and One Commerce Corporation became a wholly-owned subsidiary of Arainne. The acquisition was an exchange of all outstanding shares of One Commerce Corporation for shares of Arainne with the shareholders of One Commerce Corporation owning 95% of the shares of Arainne after the exchange. Arainne was an inactive corporation with no material assets or liabilities. Arainne shares were eligible for trading on the NASD OTC Bulletin Board. After the acquisition of One Commerce Corporation by Arainne, Arainne's corporate name was changed to "One eCommerce Corporation" and the officers and directors of One Commerce Corporation became the officers and directors of the newly-named One eCommerce Corporation.

5. On March 29, 1999, the Company entered into a letter of intent to acquire Sinergia Servicios, S.C. ("Sinergia"). Which is expected to close on or about August 1, 1999. Sinergia is headquartered in Guadalajara, Mexico and provides large multinational companies with software development and system support services.

6. The following table presents a reconciliation of the numerators and denominators of the basic EPS and diluted EPS computations as required by FAS 128:

                                                                          THREE MOUTHS ENDED MARCH 31, 1999
                                                                   ------------------------------------------------
                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                                       LOSS         SHARES
                                                                   (NUMERATOR)   (DENOMINATOR)   PER-SHARE AMOUNT
                                                                   ------------  -------------  -------------------
Net loss-basic and diluted.......................................   $  (24.436)     3,163,378        $    (.01)
                                                                   ------------  -------------           -----
                                                                   ------------  -------------           -----

                          INDEPENDENT AUDITORS' REPORT

To the Partners
of Sinergia Servicios, S.C.

    We have audited the accompanying balance sheet of Sinergia Servicios, S.C. as of December 31, 1998 and 1997, and the related statements of operations, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sinergia Servicios, S.C. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          TANNER + Co.

Salt Lake City, Utah
June 11, 1999

                            SINERGIA SERVICIOS, S.C.

                                 BALANCE SHEET

                                  DECEMBER 31,

                                     ASSETS

                                                                                               1998        1997
                                                                                            ----------  ----------
Current assets:
  Cash....................................................................................  $   13,247  $      794
  Trade accounts receivable...............................................................      87,551     137,212
  Prepaid expenses........................................................................      28,948       3,479
                                                                                            ----------  ----------
    Total current assets..................................................................     129,746     141,485
Property and equipment, net...............................................................      62,380      68,717
                                                                                            ----------  ----------
                                                                                            $  192,126  $  210,202
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                        LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Accounts payable........................................................................  $    4,915  $    7,287
  Accrued expenses........................................................................      70,418      92,386
  Related party payables..................................................................      62,950       6,913
                                                                                            ----------  ----------
    Total current liabilities.............................................................     138,283     106,586
                                                                                            ----------  ----------
Commitments and contingencies.............................................................          --          --
Partners' capital.........................................................................      61,444     107,838
Cumulative foreign currency translation adjustment........................................      (7,601)     (4,222)
                                                                                            ----------  ----------
                                                                                                53,843     103,616
                                                                                            ----------  ----------
                                                                                            $  192,126  $  210,202
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See accompanying notes to financial statements.

                            SINERGIA SERVICIOS, S.C.

                            STATEMENT OF OPERATIONS

                            YEARS ENDED DECEMBER 31,

                                                                                               1998        1997
                                                                                            ----------  ----------
Revenues:
  Net sales...............................................................................  $  865,449  $  854,184
  Other...................................................................................       4,058       9,738
                                                                                            ----------  ----------
                                                                                               869,507     863,922
                                                                                            ----------  ----------
Costs and expenses:
  Cost of Sales...........................................................................     670,502     582,620
  Selling, general and administrative.....................................................     245,399     261,949
                                                                                            ----------  ----------
                                                                                               915,901     844,569
                                                                                            ----------  ----------
  Net (loss) income.......................................................................  $  (46,394) $   19,353
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See accompanying notes to financial statements.

                            SINERGIA SERVICIOS, S.C,

                         STATEMENT OF PARTNERS CAPITAL

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                           CUMULATIVE
                                                                                             FOREIGN
                                                                                            CURRENCY
                                                                               PARTNERS'   TRANSLATION
                                                                                CAPITAL    ADJUSTMENT     TOTAL
                                                                               ----------  -----------  ----------
Balance, January 1, 1997.....................................................  $   88,485   $  (2,277)  $   85,708

Comprehensive net income:
  Net income.................................................................      19,353          --       19,353
  Foreign currency translation adjustment, net...............................          --      (1,445)      (1,445)
                                                                               ----------  -----------  ----------
  Total comprehensive income.................................................          --          --       17,908
                                                                               ----------  -----------  ----------
Balance, December 31, 1997...................................................     107,838          --      103,616

Comprehensive net income calculation:
  Net loss...................................................................     (46,394)         --      (46,394)
  Foreign currency translation adjustment, net...............................          --      (3,379)      (3,379)
                                                                               ----------  -----------  ----------
  Total comprehensive loss...................................................          --          --      (49,773)
                                                                               ----------  -----------  ----------
Balance, December 31, 1998...................................................  $   61,444   $  (7,601)  $   53,843
                                                                               ----------  -----------  ----------
                                                                               ----------  -----------  ----------

                See accompanying notes to financial statements.

                            SINERGIA SERVICIOS, S.C,

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                            SINERGIA SERVICIOS. S.C.
                            STATEMENT OF CASH FLOWS

                                                                                             YEARS ENDED DECEMBER
                                                                                                     31,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
Cash flows from operating activities......................................................
  Net (loss) income.......................................................................  $  (46,394) $   19,353
                                                                                            ----------  ----------
  Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
    Depreciation..........................................................................      21,077      20,394
      (Increase) decrease in:
        Accounts receivable...............................................................      49,661     (49,637)
        Prepaid expenses..................................................................     (25,469)     (2,776)
      Increase (decrease) in:
        Accounts payable..................................................................      (2,372)    (14,903)
        Accrued liabilities...............................................................     (21,968)     70,802
          Net cash (used in) provided by operating activities.............................     (25,465)     43,233
Cash flows from investing activities--purchase of property and equipment..................     (14,740)    (35,597)
Cash flows from financing activities--related party payable...............................      56,037     (15,050)
Effect of exchange rate changes...........................................................      (3,379)     (1,445)
          Net increase (decrease) in cash.................................................      12,453      (8,859)
Cash, beginning of year...................................................................         794       9,653
                                                                                            ----------  ----------
Cash, end of year.........................................................................  $   13,247  $      794
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See accompanying notes to financial statements.

                            SINERGIA SERVICIOS, S.C.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

1. ORGANIZATION

    Sinergia Servicios, S.C. (the Company) was organized under the laws of Mexico in February 1996. In Mexico, an S.C. represents a SOCIEDAD CIVIL, which is the equivalent of a partnership in the United States. The Company provides computer technical support and software design, primarily to international companies operating in Mexico.

    PRINCIPLES OF ACCOUNTING

    The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

    FOREIGN CURRENCY TRANSLATION

    The assets and liabilities of the Company's operations are translated into U.S. dollars at current exchange rates, except fixed assets, which are translated at historical rates. Revenues and expenses are translated at an average exchange' rate for the year. Resulting translation adjustments are reflected as a separate component of partners' capital.

    Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

    CASH EQUIVALENTS

    For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost, less accumulated depreciation. Depreciation on property and equipment is determined using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in operations.

    REVENUE RECOGNITION

    Revenue is recognized upon performance of services.

    INCOME TAXES

    The Company is not a taxable entity and as a result has no income tax liability.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and trade receivables. The Company's cash is deposited in banks located in Mexico. Accordingly, the Company has a credit risk associated with the economic and political environment in Mexico.

                            SINERGIA SERVICIOS, S.C.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION (CONTINUED)
    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

    Property and equipment is comprised of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
Office Furniture and equipment........................................  $    6,327  $    3,726
Computer equipment....................................................      75,198      63,059
Transportation equipment..............................................      22,917      22,917
                                                                        ----------  ----------
                                                                           104,442      89,702
                                                                        ----------  ----------
  Less accumulated depreciation.......................................     (42,062)    (20,985)
                                                                        ----------  ----------
                                                                        $   62,380  $   68,717
                                                                        ----------  ----------
                                                                        ----------  ----------

3. RELATED PARTY PAYABLES

    Related party payables consist of unsecured, non-interest bearing payables due on demand to partners of the Company.

4. SUPPLEMENTAL CASH FLOW INFORMATION

    During the three months ended March 31, 1999 (unaudited), the shareholders of the Company converted $42,004 of related party payables to common stock.

    The Company paid no cash for interest or taxes for the years ended December 31, 1998 or 1997.

5. MAJOR CUSTOMERS

    The Company had net sales to a major customer of approximately $667,000 and $731,000 for the years ended December 31, 1998 and 1997, respectively.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

    None of the Company's financial instruments are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1998 and 1997, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

7. SUBSEQUENT EVENT

    During March 1999, the partners of the Company entered into a letter of intent to sell all of their partnership interest to another company.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

    A. Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

    (a) By the stockholders;

    (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

    (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

    (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

    (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

    B. The Registrant's Articles of Incorporation limit liability of its officers and directors to the corporation for monetary damages for any breach of fiduciary duty subject to certain exceptions.

    C. The Registrant has executed an indemnity agreement with certain of its directors and key employees under which the Registrant will indemnify them for certain losses and expenses.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this Registration Statement:

                                                                                     AMOUNT(1)
                                                                                    -----------
SEC registration fee..............................................................       6,919
Blue sky fees and expenses........................................................       2,500
Printing and shipping expenses....................................................       1,000
Legal fees and expenses...........................................................      50,000
Accounting fees and expenses......................................................      65,000
Miscellaneous expenses and Transfer Agent fees....................................       1,000
                                                                                    -----------
  Total...........................................................................   $ 126,419
                                                                                    -----------

------------------------

(1) All expenses are estimated except the Commission filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    As of June 30, 1999, the Registrant issued and sold 125,000 shares of its Common Stock to certain accredited investors and raised $250,000 of capital. This transaction was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption provided by Section 4(2) of the Act, as a transaction not involving any public offering. The shares of Common Stock were issued as restricted securities and the certificates were stamped with a restrictive legend to prevent any resale without registration under the Act or in compliance with an exemption therefrom.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   Amended Articles of Incorporation of the Registrant.
       3.2   Amended and Restated Bylaws of the Registrant.
       4.0   Form of Warrant.
         5   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding the legality of the Warrants and shares of Common Stock being registered.
      10.1   Letter of Intent, dated March 29, 1999, between the Registrant and Sinergia Servicios, S.C.
      10.2*  Acquisition Agreement for Corridor Technologies, L.L.C.
      10.3   Employment Agreement, dated November 1, 1998, between Mr. David Carolan and the Registrant.
      10.4   Employment Agreement, dated October 27, 1999, between Mr. Gil Lozano and the Registrant.
      10.5   Office Lease, dated March 3, 1999, between the Registrant and Executive Plaza Joint Venture.
      10.6   Office Lease, dated October 22, 1998, between the Registrant and Executive Plaza Joint Venture.
      10.7   Agreement and Plan of Reorganization, dated March 17, 1999, between the Registrant and Arianne Co.
      24.1   Consent of David Patrick and Company, P.C.
      24.2   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5 hereto).
      24.3   Consent of Tanner & Co.

------------------------

*   To be filed by amendment.

ITEM 28. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on July 12, 1999.

                                ONE ECOMMERCE CORPORATION

                                By:             /s/ DAVID B. CAROLAN
                                     -----------------------------------------
                                               Name: David B. Carolan
                                           Title: CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, as amended, has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                        CAPACITY                  DATE
------------------------------  --------------------------  -------------------

        /s/ GIL LOZANO
------------------------------  President and Director         July 12, 1999
          Gil Lozano

     /s/ DAVID B. CAROLAN
------------------------------  Chief Executive Officer        July 12, 1999
       David B. Carolan           and Director

      /s/ JOHN B. WELCH
------------------------------  Chief Financial Officer        July 12, 1999
        John B. Welch             and Director

      /s/ JERRY BALDWIN         Executive Vice President
------------------------------    and Chief Marketing          July 12, 1999
        Jerry Baldwin             Officer